EXHIBIT 10.1

RECEIVABLES PURCHASE AGREEMENT

dated as of March 9, 2010

among

CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION,

as the Seller,

CROWN CORK & SEAL USA, INC.,

as the initial Servicer,

the CONDUIT PURCHASERS, ALTERNATE PURCHASERS and

FACILITY AGENTS

from time to time party thereto

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,

as Agent

Page

ARTICLE I	DEFINITIONS	1

SECTION 1.01	Certain Defined Terms	1
SECTION 1.02.	Other Terms	32
SECTION 1.03.	Computation of Time Periods	33
SECTION 1.04.	Other	33

ARTICLE II	AMOUNTS AND TERMS OF THE PURCHASES	34

ARTICLE III	CONDITIONS OF PURCHASES	46

SECTION 3.01	Conditions Precedent to Initial Purchase	46
SECTION 3.02.	Conditions Precedent to All Purchases and Reinvestments	47

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	48

SECTION 4.01	Representations and Warranties of the Seller	48
SECTION 4.02.	Representations and Warranties of the Servicer	53

ARTICLE V	GENERAL COVENANTS OF THE SELLER AND THE SERVICER	55

(Continued)

Page

ARTICLE VI	ADMINISTRATION AND COLLECTION	65

ARTICLE VII	EVENTS OF TERMINATION	68

SECTION 7.01	Events of Termination	68

ARTICLE VIII	THE ADMINISTRATIVE AGENT AND THE FACILITY AGENTS	71

ARTICLE IX	ASSIGNMENTS	76

SECTION 9.01	Assignment	76
SECTION 9.02.	Alternate Purchaser’s Assignment of Rights and Obligations	77
SECTION 9.03.	Annotation of Certificate	79
SECTION 9.04.	Rights of Assignment	79

ARTICLE X	INDEMNIFICATION	79

SECTION 10.01	Seller Indemnities	79
SECTION 10.02.	Servicer Indemnities	82

ARTICLE XI	MISCELLANEOUS	83

(ii)

(Continued)

(iii)

EXHIBITS

EXHIBIT A	Form of Assignment

EXHIBIT B	Form of Assignment and Acceptance

EXHIBIT C	Form of Certificate

EXHIBIT D-1	Form of Seller Report

EXHIBIT D-2	Form of Weekly Report

EXHIBIT D-3	Form of Daily Report

EXHIBIT E	Form of US/Canadian Lock-Box Agreement

EXHIBIT F	Form of Consent and Agreement

EXHIBIT G	List of Closing Documents

EXHIBIT H	Form of Parent Undertaking

EXHIBIT I	Form of Notice of Purchase

SCHEDULES

SCHEDULE I	Lock-Box Banks and Lock-Box Accounts

SCHEDULE II	Credit and Collection Policy

SCHEDULE III	Jurisdiction of Organization; Location of the Seller’s Principal Place of Business, Chief Executive Office and Office Where Records are Kept; Organizational Identification Number

SCHEDULE IV	Forms of Invoices

SCHEDULE V	Changes in Financial Conditions or Operations

SCHEDULE VI	Commitments

SCHEDULE VII	Permitted Crown (Canada) Servicing Activities

RECEIVABLES PURCHASE AGREEMENT

RECEIVABLES PURCHASE AGREEMENT dated as of March 9, 2010 (this Receivables Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION, a Delaware corporation (the “Seller”), CROWN CORK & SEAL USA, INC., a Delaware corporation (“Crown (USA)”), as the initial Servicer (as hereinafter defined), each of the CONDUIT PURCHASERS, ALTERNATE PURCHASERS and FACILITY AGENTS party hereto from time to time, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent (together with its successors and permitted assigns in such capacity, the “Agent”) for each of the Owners (as defined below).

PRELIMINARY STATEMENTS:

(1)            Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

(2)           The Seller has purchased or otherwise acquired and will from time to time purchase or otherwise acquire Receivables and Related Security and Collections from the Originators in which the Seller intends to sell interests referred to herein as Receivable Interests.

(3)            Upon and subject to the terms and conditions of this Agreement, (i) Conduit Purchasers may, in their absolute and sole discretion, from time to time acquire Receivable Interests and (ii) in the event that a Conduit Purchaser declines to acquire any Receivable Interest, the Alternate Purchasers which are part of its Ownership Group shall acquire such Receivable Interest.

(4)           Crown (USA) has been requested and is willing to act as the initial Servicer.

(5)           Rabobank has been requested and is willing to act as the Agent on behalf of the Conduit Purchasers, the Alternate Purchasers, the Facility Agents and/or the other Owners hereunder.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Advance Billings” means, in respect of any Obligor, the aggregate amount invoiced for the sale of goods by any Originator to such Obligor before delivery of such goods.

“Adverse Claim” means a Lien not in favor of the Owners, the Purchasers or the Agent for the benefit of the Owners or the Purchasers.

“Affiliate” means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

“Affiliated Obligor” means any Obligor which is an Affiliate of another Obligor.

“Agent” has the meaning assigned to that term in the recital of parties hereto.

“Agent Parties” means the Agent, each of its Affiliates, and each of their respective officers, directors, employees, agents, advisors and representatives.

“Agreement” has the meaning specified in the recital of parties hereto.

“Alternate Purchaser” means Rabobank, Credit Agricole Corporate and Investment Bank New York Branch and any assignee thereof which executes an Assignment and Acceptance and any successor thereto.

“Alternative Rate” means, at any time for any Ownership Group, an interest rate per annum equal to (a) in the case of the Alternative Rate computed by reference to the LIBO Rate, the sum of (i) the LIBO Rate in effect from time to time plus (ii) the Applicable Margin, and (b) in the case of the Alternative Rate computed by reference to the Base Rate, the sum of (i) the Base Rate in effect from time to time with respect to such Ownership Group plus (ii) the Applicable Margin; provided, however, that:

(i)  if either (A) the introduction of or any change after the date hereof in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Owner or Conduit Support Provider to obtain funds in the London interbank market at such time, or (B) any Owner is unable for any reason to establish its LIBO Rate at such time, or (C) the LIBO Rate at such time will not adequately reflect the cost to any Owner or Conduit Support Provider of making a Purchase of or maintaining its Receivable Interests, then the “Alternative Rate” for such Owner shall be an interest rate per annum equal to the sum of  the Base Rate in effect from time to time for the related Ownership Group plus the Applicable Margin; provided, however, that the Agent (with the consent or at the request of the Purchasers) and the Seller may agree in writing from time to time upon a different “Alternative Rate”; and

(ii)  upon the declaration or occurrence of the Commitment Termination Date pursuant to Section 7.01, the “Alternative Rate” shall be the sum of (A) the higher of (x) the applicable interest rate per annum determined pursuant to the provisions set forth above or (y) the Base Rate for such Ownership Group plus the Applicable Margin plus (B) 2.00% per annum.

“Anti-Terrorism Law” has the meaning specified in Section 4.01(v).

“Applicable Margin” and “Applicable Commitment Fee” mean a per annum rate equal to the respective per annum rates set forth in the Fee Letter.

“Applicable Reserve” means, at any date, an amount equal to:

(NRPB (US/Canadian) x (X + SFR + YR))

where:

NRPB (US/Canadian)	=	the portion of the Net Receivables Pool Balance attributable to Canadian Dollar Receivables and US Dollar Receivables at the close of business of the Servicer on such date.

X	=
the greater of (x) the sum of (i) the  Dilution Reserve Percentage plus (ii) the  Loss Reserve Percentage, at the time of such determination, and (y) the Floor Reserve Percentage at the time of such determination.

SFR	=	the Servicing Fee Reserve Percentage at the time of such determination.

YR	=	the Yield Reserve Percentage at the time of such determination.

 “Assignee” means (i) in the case of any assignment of any Receivable Interest or portion thereof pursuant to Section 9.01, (a) Rabobank, any other Owner, any Facility Agent or any of their respective Affiliates, (b) in the case of an assignment by a Conduit Purchaser, any of its Conduit Support Providers, its Collateral Agent or any other Conduit Purchaser administered by any Facility Agent or any Affiliate of any Facility Agent or (c) any Eligible Assignee, in each case, as the assignee of such Receivable Interest or such portion and (ii) in the case of any assignment of any rights and obligations pursuant to Section 9.02, any Eligible Assignee as the assignee of such rights and obligations.

“Assignment” means an assignment, in substantially the form of Exhibit A hereto, by which a Receivable Interest may be assigned pursuant to Section 9.01.

“Assignment and Acceptance” means an assignment and acceptance, in substantially the form of Exhibit B hereto, entered into by any Purchaser and an Assignee pursuant to Section 9.02.

“Atlantic” means Atlantic Asset Securitization LLC, a Delaware limited liability company, together with its successors and any of its assigns that is a multi-seller commercial paper conduit administered by the Atlantic Facility Agent or any of its Affiliates and which executes an Assignment and Acceptance.

“Atlantic Facility Agent” means Credit Agricole Corporate and Investment Bank New York Branch in its capacity as facility agent for the Atlantic Owners under this Agreement.

“Atlantic Owners” means, collectively, Atlantic and its related Owners.

“Atlantic Ownership Group” means the Ownership Group described in clause (b) of the definition of “Ownership Group” in this Section 1.01.

“Attributable Debt” means as of the date of determination thereof, without duplication, (i) in connection with a sale and leaseback transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for net rental payments during the then remaining term of any applicable lease, (ii) the aggregate Receivables Net Investment (as defined in the Existing Credit Facilities) of all Permitted Receivables or Factoring Financings (as defined in the Existing Credit Facilities) outstanding and (iii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Base Rate” means, with respect to any Ownership Group, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal to the higher of (i) the rate of interest announced by the Quotation Bank for such Ownership Group in New York, New York, from time to time as such Quotation Bank’s base rate (which rate is not intended to be the lowest rate of interest charged by such Quotation Bank in connection with extensions of credit to debtors) and (ii) the sum of (A) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Facility Agent for such Ownership Group from three Federal funds brokers of recognized standing selected by it, plus (B) 0.50%.

“Business Day” means any day (other than a Saturday or Sunday) on which (i) banks are not authorized or required to close in New York, New York, Toronto, Ontario or Philadelphia, Pennsylvania and (ii) if the term “Business Day” is used in connection with the LIBO Rate, dealings in US Dollars are carried on in the London interbank market.

“Canadian Dollar Receivable” means a Receivable denominated in Canadian Dollars.

“Canadian Dollar Receivable Limit” means an amount equal to $30,000,000.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Lock-Box Effective Date” has the meaning specified in Section 5.06.

 “Canadian Originator” means CROWN Metal Packaging Canada LP, a limited partnership organized and existing under the laws of the Province of Ontario, Canada, subject to the provisos to the definition of “Originator” in this Section 1.01.

“Canadian Receivable” means a Receivable with respect to which any of the following is true:  (i) it was originated by the Canadian Originator, (ii) it is denominated in Canadian Dollars or (iii) the Obligor of which is a Canadian resident.

“Canadian Receivable Limit” means an amount equal to $100,000,000.

 “Capital” means, in respect of any Receivable Interest, the original amount paid to the Seller for such Receivable Interest at the time of its acquisition by the Purchasers pursuant to Sections 2.01 and 2.02, reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.05 or 2.06; provided, however, that if such Capital of such Receivable Interest shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital of such Receivable Interest shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Capitalized Lease” means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

“Certificate” means a certificate of assignment dated as of the date hereof by the Seller to the Agent on behalf of the Owners, in the form of Exhibit C hereto, evidencing each Receivable Interest of the Owners.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly (including, without limitation, through the issuance, sale or exchange of Equity Interests, a merger or consolidation or otherwise), beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated, (c) the Parent shall cease to own, directly or indirectly, beneficially or of record 100% of the Equity Interests (other than directors’ qualifying shares) in the other Parent Undertaking Parties, Crown (USA) or any other Originator unless, in the case of such other Originator, such Originator is, upon at least five Business Days’ prior written notice to the Agent, sold by the Parent and thereupon ceases to be an Originator hereunder without causing an Event of Termination or a Potential Event of Termination to occur (other than a Change of Control which would arise solely under this clause (c) as a result of the sale of such Originator), or (d) the occurrence of a “Change of Control” as defined under the Existing Credit Facilities as in effect on the Effective Date (as defined in the Existing Credit Facilities).

“Charge-Off” means a Receivable or any portion thereof which is identified as uncollectible by the Servicer or which, in accordance with the Credit and Collection Policy, has been written off the Seller’s books as uncollectible.

“Closing Date” means March 9, 2010.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Agent” means, with respect to a Conduit Purchaser, the collateral agent for such Conduit Purchaser’s Commercial Paper program.

“Collections” means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, (i) all cash proceeds of the Related Security with respect to such Pool Receivable and (ii) any Collections of such Pool Receivable deemed to have been received, and actually paid, pursuant to Section 2.07.

“Commercial Paper” means, with respect to a Conduit Purchaser, commercial paper or other short-term promissory notes issued by such Conduit Purchaser or its Funding Source.

“Commercial Paper Rate”, with respect to a Conduit Purchaser and any day, means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Purchaser or its Funding Source, as applicable, on such day as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of Commercial Paper issued by such Conduit Purchaser or its Funding Source that is allocated, in whole or in part, by the related Facility Agent (on behalf of such Conduit Purchaser) to fund the purchase or maintenance of its Receivables Interest as determined by the related Facility Agent (on behalf of such Conduit Purchaser), and in each case as reported to the Seller and the Servicer, which rates shall reflect and give effect to (x) certain documentation and transaction costs (including dealer and placement agent commissions) associated with the issuance of such Commercial Paper, and (y) other borrowings by such Conduit Purchaser or its Funding Source, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the related Facility Agent to fund such Conduit Purchaser’s purchase or maintenance of such Receivables Interest; provided, that if any component of such rate is a discount rate, in calculating the “Interest Rate” for such day, the related Facility Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Commitment” means  the commitment of each Alternate Purchaser to make Purchases in an aggregate amount not to exceed (a) in respect of each initial Alternate Purchaser, the amount set forth as the “Commitment” under the name of such initial Alternate Purchaser on Schedule VI hereto and (b) in respect of each Alternate Purchaser that shall become a party hereto by entering into an Assignment and Acceptance, the amount set forth as the “Commitment” for such Alternate Purchaser in the Register maintained by the Agent pursuant to Section 9.02(c), in the case of clauses (a) and (b) as such amount may be reduced or modified pursuant to Section 2.03.  The aggregate amount of the Commitments shall not exceed the Total Commitment.

“Commitment Termination Date” means the earlier of (i) March 5, 2013, and (ii) the date of termination in whole of the aggregate Commitments pursuant to Section 2.03 or 7.01.

“Communications” has the meaning specified in Section 11.02(b).

“Concentration Limit” for any Obligor means, at any time, the product of (i) the Outstanding Balances of all Eligible Receivables and (ii) the percentage set forth below opposite the short term unsecured debt ratings currently assigned to such Obligor by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings) at such time:

S&P Short Term Rating	S&P Long Term Rating	Moody’s Short Term Rating	Moody’s Long Term Rating	Concentration Limit
A-1 or higher	AAA to A+	P-1	Aaa to A1	15%
A-2	A to BBB+	P-2	A2 to Baa1	12%
A-3	BBB to BBB-	P-3	Baa2 to Baa3	10%
Below A-3 or Not Rated by S&P	Below BBB- or Not Rated by S&P	Below P-3 or Not Rated by Moody’s	Below Baa3 or Not Rated by Moody’s	3.0%

provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided, further, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, and (b) if any Obligor is not rated by either S&P or Moody’s, the Concentration Limit for such Obligor shall be the one set forth in the last line of the table above; provided, further, that (x) for the Obligor with the highest Outstanding Balance of Eligible Receivables which would otherwise have its Concentration Limit determined by the last line of the table above, the Concentration Limit shall be 10% and (y) for the Obligor with the second highest Outstanding Balance of Eligible Receivables which would otherwise have its Concentration Limit determined by the last line of the table above, the Concentration Limit shall be 4%, each such percentage contained in this proviso, to the extent in excess of the percentage which would otherwise be applicable as set forth in this definition, being subject to reduction from time to time by the Agent upon not less than three Business Days’ written notice to the Seller and the Servicer.

“Conduit Purchaser” means Nieuw Amsterdam, Atlantic and any other special purpose vehicle established primarily for the purpose of issuing Commercial Paper (or financing itself through the issuance of Commercial Paper through a Funding Source) to finance the purchase of eligible assets and which executes an Assignment and Acceptance, and any of their respective successors.

“Conduit Support Document” means any agreement entered into by any Conduit Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Conduit Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Conduit Support Provider of its Receivable Interests (or any portion thereof) and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

“Conduit Support Provider” means and includes, any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program.

“Consent and Agreement” means the Consent and Agreement dated as of the date hereof, in substantially the form of Exhibit F hereto, with respect to the Sale Agreement, duly executed by the Seller, the Canadian Originator and the US Originator.

“Contract” means with respect to any of the US Originator and the Canadian Originator, an agreement between such Originator and an Obligor in any written form acceptable to such Originator, or in the case of any open account agreement as evidenced by one of the forms of invoices set forth in Schedule IV hereto, or otherwise approved by the Agent from time to time, which approval shall not be unreasonably withheld, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

“Contractual Obligation”, as applied to any Person, means any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Corporate Allowances” means, in respect of any Obligor, the aggregate amount of corporate allowances owed by any Originator or the Seller to such Obligor with respect to Receivables of such Obligor.

 “Credit and Collection Policy” means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables and described in Schedule II hereto, as modified from time to time in compliance with Section 5.03(c).

“Credits In Past Due” means, in respect of any Obligor, the aggregate amount of credits that shall have been given by any Originator or the Seller in favor of such Obligor in respect of Defaulted Receivables of such Obligor.

“Crown (USA)” has the meaning assigned to that term in the recital of parties hereto.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by the Seller in connection with the transactions evidenced by the Transaction Documents, in each case providing protection to the Seller against fluctuations in the rate of exchange between US Dollars, on the one hand, and Canadian Dollars, on the other.

“Currency Agreement Obligations” means all advances, debts, liabilities, obligations, covenants and duties owing by the Seller of any kind or nature, present or future, arising under or in connection with a Currency Agreement with the Agent or any Affiliate of the Agent, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, foreign exchange costs, expenses, fees, attorneys’ fees and disbursements and any other sum chargeable to the Seller under any Currency Agreement.  All references herein to amounts owing to the Agent in respect of Currency Agreement Obligations (or references of like import) shall be deemed to include amounts owing to any Affiliate of the Agent in respect of Currency Agreement Obligations.

“Currency Reserve” means the US Dollar Equivalent of the amount equal to (i) 1.5, multiplied by (ii) the product of (1) the highest percentage change from the first day of one month to the first day of the next month for the preceding 12 month period in the quoted spot rate at which the Agent’s principal office in New York City offers to exchange Canadian Dollars for US Dollars in New York City prior to 4:00 P.M. (New York City time) on such day, multiplied by (2) the aggregate Outstanding Balance of all Canadian Dollar Receivables which are Eligible Receivables as set forth in the most recent Seller Report.

 “Daily Report” means a report, in substantially the form of Exhibit D-3 hereto, furnished by the Servicer to the Agent for the Owners pursuant to Section 2.07.

“Daily Settlement Date” means, for each Monthly Period, each Business Day during such Monthly Period on which the Servicer shall be required to set aside and hold in trust for the Owners any amount of Collections of Pool Receivables pursuant to clause (i)(B) or (ii)(B) of Section 2.05(a).

“Days Sales Outstanding” means for any Monthly Period, an amount (as calculated in the Seller Report required to be delivered in the Monthly Period following such Monthly Period) equal to the product of (i) a fraction, the numerator of which is the Outstanding Balance of all Receivables on the last day of such Monthly Period and the denominator of which is the aggregate amount of Receivables originated by the Originators during the three most recent Monthly Periods times (ii) 91.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business that are not outstanding for more than 60 days after first becoming due, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Default Ratio” means, for any Monthly Period, the ratio (expressed as a percentage) calculated as of the end of such Monthly Period (as calculated in the Seller Report required to be delivered in the subsequent Monthly Period) of (i) the aggregate Outstanding Balance of all Receivables that were not Defaulted Receivables at the beginning of such Monthly Period but that became Defaulted Receivables during such Monthly Period to (ii) the aggregate Outstanding Balance of all Receivables generated by the Originators during the Monthly Period that occurred three Monthly Periods prior to the Monthly Period for which such ratio is being calculated as of the last day of such Monthly Period.

“Defaulted Receivable” means a Receivable:

(i)           as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment;

(ii)           as to which the Obligor thereof or any other Person obligated thereon or under any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

(iii)           which, consistent with the Credit and Collection Policy, should be written off the Seller’s or any Originator’s books as uncollectible.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days’ notice by the Agent to the Seller given in accordance with the Agent’s then current credit guidelines and with the consent or at the request of the Majority Facility Agents.

“Dilution Factors” means credits (including credits for freight and pallets), cancellations, billing adjustments, cash discounts, warranties, Disputes, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations) that are given by an Originator or any of its Affiliates to an Obligor, other than as a result of (a) payment in cash of the Outstanding Balance of a Receivable by an Obligor; or (b) a Receivable having become a Charge-Off.

“Dilution Ratio” means, for any Monthly Period, the ratio (expressed as a percentage) (as calculated in the Seller Report required to be delivered in the subsequent Monthly Period) of (i) the aggregate amount of Dilution Factors relating to Receivables for such Monthly Period to (ii) the aggregate Outstanding Balance of all Receivables generated during the preceding Monthly Period.

“Dilution Reserve Percentage” means, for any Monthly Period, a percentage (as calculated in the Seller Report required to be delivered in the subsequent Monthly Period) calculated as of the last day of such Monthly Period equal to:

((SF x ED) + ((DS – ED) x DS / ED)) x DHR

where:

SF	=	a stress factor equal to 2.25.

ED	=	the average of the Dilution Ratios during the preceding 12 Monthly Periods ending on the last day of the Monthly Period for which such Dilution Reserve Percentage is established.

DS	=
the highest Dilution Ratio for any Monthly Period during the preceding 12 consecutive Monthly Periods ending on the last day of the Monthly Period for which such  Dilution Reserve Percentage is established.

DHR	=
the ratio, expressed as a percentage, computed as of such day by dividing (A) the aggregate amount of all Receivables originated during the Monthly Period immediately preceding the Monthly Period for which such Dilution Reserve Percentage is established, by (B) the Net Receivables Pool Balance as of the last day of the Monthly Period for which such Dilution Reserve Percentage is established.

“Dispute” means any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind which has been asserted by an Obligor with respect to a Receivable, including, without limitation, any dispute relating to goods, purchased or leased equipment, leased real or personal property, or services already paid for.

“Effective Date” means the date on which the conditions precedent set forth in Section 3.01 are satisfied.

“Eligible Assignee” means (i) each Purchaser or any of its Affiliates, and (ii) any commercial bank, finance company, insurance company or other financial institution or any other Person, in each case approved by the Agent and the Seller (which approval shall not be unreasonably withheld or delayed and, in the case of the Seller, shall not be required if an Event of Termination has occurred and is continuing unless the assignment in question is to a competitor of the Seller, any Originator or any Parent Undertaking Party); provided, however, that none of the Parent Undertaking Parties, the Originators or the Seller or any of their respective Affiliates may be an Eligible Assignee.

“Eligible Receivable” means, at any time, any Receivables of the Seller other than the following Receivables:

(i)  Any Receivable the Obligor of which is an Affiliate of any of the Originators, the Seller or any Parent Undertaking Party;

(ii)  Any Receivable the Obligor of which is not a Designated Obligor;

(iii)  Any Receivable the Obligor of which is the Obligor of any Defaulted Receivables in the aggregate amount of more than 50% of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

(iv)  Any Receivable which is a Defaulted Receivable;

(v)  Any US Dollar Receivable the Obligor of which is not a United States or Canadian resident; any Canadian Dollar Receivable the Obligor of which is not a Canadian resident;

(vi)  Any Receivable, other than a Pre-Season Deferred Receivable, that is not required to be paid in full within 150 days of the original invoice date therefor;

(vii)  Any Pre-Season Deferred Receivable that at the time of determination is not required to be paid in full within 150 days after such time;

(viii)  Any Receivable that does not arise from the sale by any Originator of inventory or the performance of services in the ordinary course of business;

(ix)  Any Receivable denominated in a currency other than US Dollars or Canadian Dollars;

(x)  Any Receivable which does not conform to the representations, warranties and covenants in the Transaction Documents relating to such Receivable;

(xi)  Any Receivable which is subject to defenses, disputes, offsets or claims by the Obligor thereof (or an Affiliated Obligor), to the extent of any such defense, dispute, offset or claim;

(xii)  Any Receivable which was not created in compliance with all applicable laws and regulations;

(xiii)  Any Receivable which was not originated in the ordinary course of business or which does not satisfy all applicable requirements of the Credit and Collection Policy;

(xiv)  Any Receivable which does not constitute a genuine, legal, valid and binding obligation of the Obligor thereof, enforceable by the Seller in accordance with its terms;

(xv)  Any Receivable that is originated on a “billed but not shipped”, “bill and hold”, “guaranteed sale”, “sale and return”, “sale on approval”, “progress billed”, “consignment” or similar basis;

(xvi)  Any Receivable with respect to which all obligations of the Originator shall not have been performed in full, including completed delivery of all goods covered thereby, completion of all services to be performed thereunder or any such goods or services have been rejected by the Obligor thereof;

(xvii)  Any Receivable evidenced by chattel paper or an instrument, or which otherwise does not constitute an “account” under the UCC or the PPSA or any similar statute of any other relevant jurisdiction;

(xviii)  Any Receivable the Obligor of which is a federal, state, provincial or local government or agency thereof or a federal corporation;

(xix)  That portion of any Receivable constituting sales tax, Finance Charges, service charges or similar charges (other than GST or VAT);

(xx)  In the case of Receivables originated by the Canadian Originator, any Receivable which contains any legally effective restriction on transfer or assignment thereof which has not been waived or amended in writing by the Obligor pursuant to an agreement, document or instrument in form and substance reasonably satisfactory to the Agent;

(xxi)  Any Receivable originated by the Canadian Originator, and which was issued for an amount in excess of the fair market value of the products or services provided by the Canadian Originator to which the Receivable relates; or

(xxii) Which, in the case of a Receivable with respect to which the related Obligor is located in the Province of Newfoundland and Labrador, the Outstanding Balance thereof, when added to the Outstanding Balance of all other Receivables with respect to which the related Obligor is located in Newfoundland and Labrador, will cause the aggregate Outstanding Balance of all Receivables with respect to which the related Obligor is located in Newfoundland and Labrador to exceed $3,000,000.

“Equity Interest” means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equivalent” in US Dollars of a Foreign Currency on any date means the equivalent in US Dollars of such Foreign Currency determined using the quoted spot rate at which the Agent’s principal office in New York City offers to exchange US Dollars for such Foreign Currency in New York City prior to 4:00 p.m. (New York City time) on such date and the “Equivalent” in a Foreign Currency of US Dollars on any date means the equivalent in such Foreign Currency of US Dollars determined using the quoted spot rate at which the Agent’s principal office in New York City offers to exchange such Foreign Currency for US Dollars in New York City prior to 4:00 p.m. (New York City time) on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Seller’s controlled group, or under common control with the Seller, within the meaning of Section 414 of the Code.

“Events of Termination” has the meaning specified in Section 7.01.

“Excluded Receivable” means, as of any date of sale under the Sale Agreement, any indebtedness (whether constituting accounts or general intangibles or chattel paper or otherwise) of any Obligor under a Contract arising from the sale of goods or performance of services by any Originator (i) the Obligor of which is an Originator or an Affiliate of an Originator, (ii) that meets the requirements of clause (ii) of the definition of Defaulted Receivables and for which any of the events of the type described in Section 7.01(g) hereof have occurred prior to the date of sale under the Sale Agreement, as identified, shown or marked in the computer system of the applicable Originator, and (iii) in the case of any such indebtedness originated by the Canadian Originator, the term “Excluded Receivable” shall also include (A) that portion of such indebtedness that constitutes Finance Charges or PST (but, for greater certainty, not that portion thereof that constitutes GST) and (B) any such indebtedness that bears interest prior to default thereunder.

“Executive Order” has the meaning specified in Section 4.01(v).

“Existing Credit Facilities” means the facilities made available under the Credit Agreement dated as of November 18, 2005 among, inter alia, Crown Americas, LLC, as U.S. borrower, Crown European Holdings S.A., as European borrower, Crown Metal Packaging Canada LP, as Canadian borrower, the subsidiary borrowers named therein, the Parent Undertaking Parties, as parent guarantors, Deutsche Bank AG New York Branch, as administrative agent and U.K. administrative agent, The Bank of Nova Scotia, as Canadian administrative agent, and those lending institutions party thereto, arranged by Deutsche Bank Securities Inc. and Lehman Commercial Paper Inc. as joint lead arrangers, as amended by First Amendment to Credit Agreement dated as of August 4, 2006.

“Facility Agent” means, with respect to any Conduit Purchaser and Alternate Purchaser, the entity acting as agent for such Conduit Purchaser and Alternate Purchaser identified on the signature pages hereto and any assignee thereof which executes an Assignment and Acceptance and any successor thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter agreement dated as of the date hereof between the Seller and the Agent, as the same may from time to time be amended, supplemented or otherwise modified.

“Finance Charge” means, with respect to any Receivable, any interest or charges owing by an Obligor in connection with such Receivable not having been paid on the due date thereof.

“First Lien Notes” means the €460,000,000 in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of Crown European Holdings S.A., a corporation organized under the laws of France, issued under the First Lien Notes Indenture.

 “First Lien Notes Indenture” means the Indenture dated as of September 1, 2004, by and among Crown European Holdings S.A., a corporation organized under the laws of France, the guarantors named therein and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association), as trustee, governing the First Lien Notes.

“Floor Reserve Percentage” means, for any Monthly Period, a percentage (as calculated in the Seller Report required to be delivered in the subsequent Monthly Period) calculated as of the last day of such Monthly Period, an amount equal to:

LOSS FLOOR + (ED x DHR)

where:

LOSS FLOOR	=	20%.

ED	=	the average of the Dilution Ratios during the preceding 12 Monthly Periods ending on the last day of the Monthly Period for which such Floor Reserve Percentage is established.

DHR	=
the ratio, expressed as a percentage, computed as of such day by dividing (A) the aggregate amount of all Receivables originated during the Monthly Period immediately preceding the Monthly Period for which such Floor Reserve Percentage is established, by (B) the Net Receivables Pool Balance as of the last day of the Monthly Period for which such Floor Reserve Percentage is established.

“Foreign Currency” means Canadian Dollars.

“Funding Source” means, with respect to a Conduit Purchaser, any financing conduit or intermediate special purpose entities from which, directly or indirectly, such Conduit Purchaser receives funds to finance such Conduit Purchaser’s making or maintaining its Receivable Interests hereunder.

“GAAP” means generally accepted accounting principles in the United States consistently applied, in effect from time to time.

“Governmental Authority” means any nation or government, any federal, state, provincial, territorial, regional, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“GST” means all goods and services tax payable under Part IX of the Excise Tax Act (Canada), all QST and all harmonized sales tax in any participating province payable under the Excise Tax Act (Canada), as such statute may be amended, modified, supplemented or replaced from time to time, including any successor statute.

“Guarantee Obligations” means, as to any Person, without duplication, any direct or indirect binding obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Operating Lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is incurred and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee Obligation shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

 “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

“Immaterial Subsidiary” shall mean any Subsidiary of the Parent designated as such in writing by the Parent from time to time to “Administrative Agent” under the Existing Credit Facilities, provided none of the Parent Undertaking Parties nor Crown Americas, LLC shall be an Immaterial Subsidiary.

“Indebtedness” means, as applied to any Person (without duplication):

(i)  all indebtedness of such Person for borrowed money;

(ii)  the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days from the required payment date therefor unless being contested in good faith) which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or a similar written instrument;

(iii)  all Capitalized Lease Obligations;

(iv)  all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

(v)  notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (ii) above);

(vi)  indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

(vii)  the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

(viii)  all obligations of such Person under Hedging Agreements;

(ix)  Guarantee Obligations of such Person; and

(x)  Attributable Debt of such Person.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person under clause (viii) above at any time shall equal the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Indemnified Amounts” has the meaning specified in Section 10.01.

“Indemnified Party” means any or all of the Purchasers, the Assignees, the Facility Agents, the Conduit Support Providers, the Funding Sources, and the Agent and their respective Affiliates and successors and assigns and their respective officers, directors, managers, managing members, partners, employees, agents, advisors and representatives.

“Independent Director” means, with respect to a subject Person, a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) a direct, indirect or beneficial stockholder, employee, director, member, manager, partner, officer, affiliate or associate of any Originator, the Seller, Crown (USA), any Parent Undertaking Party or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); (ii) a customer or supplier of any Originator, the Seller, Crown (USA), any Parent Undertaking Party or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); or (iii) any member of the immediate family of a person described in (i) or (ii).

“Intended Tax Characterization” has the meaning specified in Section 11.09(d).

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Agent, the Parent Undertaking Parties, the Seller, each Originator, and Deutsche Bank, AG New York Branch, as administrative agent and U.K. administrative agent and The Bank of Nova Scotia as Canadian administrative agent under the Existing Credit Facilities, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and the second proviso to the first sentence of Section 11.01.

“Interest Rate” means, with respect to any Receivables Interest and any Settlement Period:

(a)           to the extent such Receivables Interest is funded on such day by a Conduit Purchaser through the issuance of Commercial Paper, the sum of such Conduit Purchaser’s Commercial Paper Rate plus the Applicable Margin; or

(b)           in all other cases, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) equal to the Alternative Rate.

 “Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

“LIBO Rate” means, for any Settlement Period, the interest rate per annum obtained by dividing:

(a)           the posted rate for one month deposits in US Dollars appearing on Reuters Page LIBOR01 at 11:00 a.m. (London time) on the Business Day that is the second Business Day immediately preceding the first day of such Settlement Period (or such other page as may replace Page LIBOR01 or the service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for deposits in US Dollars) at or about 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period in an amount substantially equal to the Capital associated with such Settlement Period for a period equal to such Settlement Period; or (ii) if no such interest rate determined under clause (i) is available, the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent (0.0625%)) of the interest rates, as supplied to Rabobank at its request, quoted by the Reference Banks to leading banks in the London interbank market at or about 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period for the offering of deposits in Dollars in an amount substantially equal to the Capital associated with such Settlement Period for a period equal to such Settlement Period (or, if fewer than two Reference Banks provide such quotations, the arithmetic mean of the offered quotations that leading banks in New York City selected by the Agent are quoting on the relevant date for one month deposits in US Dollars to the principal London offices of leading banks in the London interbank market, by

(b)           a percentage equal to (i) 100% minus (ii) the LIBOR Reserve Percentage in effect two Business Days before the first day of such Settlement Period.  The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

For purposes of this definition, “LIBOR Reserve Percentage” for any Settlement Period means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Rabobank in respect of liabilities or assets consisting of or including eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Settlement Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge (whether fixed, floating or otherwise), assignment, hypothecation, hypothec, privilege or security interest in or on such asset or any filing of any financing statement or other registration under the UCC as in effect in the applicable state or jurisdiction, the PPSA as in effect in the applicable province or territory, or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by any applicable law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) any other agreement intended to create any of the foregoing.

“Liquidation Day” means either (i) each day during any Monthly Period on which the conditions set forth in Section 3.02 are not satisfied (and such failure of conditions is not waived by the Majority Facility Agents), or (ii) each day which occurs on or after the Termination Date.  (If a day is a Liquidation Day because the conditions set forth in Section 3.02 are not satisfied, then any succeeding day may be either a Liquidation Day or not a Liquidation Day, depending on whether such conditions are satisfied on such succeeding day (or whether the Termination Date has occurred).)

“Liquidation Fee” means, for any Settlement Period during which the Alternative Rate therefor is computed by reference to the LIBO Rate and during which any Liquidation Day or the Termination Date or any Daily Settlement Date occurs, all losses, costs or expenses incurred by any Purchaser (as reasonably determined by such Purchaser) as a result of any reduction of Capital other than on the last day of a Settlement Period, which compensation shall include an amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period ) which would have accrued on the reductions of Capital of the related Receivables Interest during such Settlement Period if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the Owner of such Capital from such Owner’s investing the proceeds of such reductions of Capital.

“Lock-Box Account” means each US/Canadian Lock-Box Account.

“Lock-Box Agreement” means each US/Canadian Lock-Box Agreement.

“Lock-Box Bank” means a US/Canadian Lock-Box Bank.

“Lock-Box Notice” means a notice, in substantially the form of Annex A to a Lock-Box Agreement, from the Agent to any Lock-Box Bank which is a party to such Lock-Box Agreement.

“Loss Reserve Percentage” means, for any Monthly Period, a percentage (as calculated in the Seller Report required to be delivered in the subsequent Monthly Period) calculated as of the last day of such Monthly Period equal to:

SF x LR x LHR

where:

SF	=	a stress factor equal to 2.25.

LR	=
the highest average of the Default Ratios computed for any three consecutive Monthly Periods that occurred during the period of 12 consecutive Monthly Periods ending on the last day of the Monthly Period for which such  Loss Reserve Percentage is established.

LHR	=
a fraction, (i) the numerator of which is equal to the aggregate amount of all Receivables originated during the five Monthly Periods ending on the last day of the Monthly Period for which such Loss Reserve Percentage is established and (ii) the denominator of which is equal to the Net Receivables Pool Balance on the last day of the Monthly Period for which such  Loss Reserve Percentage is established.

“Majority Facility Agents” means Facility Agents representing Owners holding in the aggregate Ownership Group Percentages in excess of 66-2/3%, provided such Facility Agents include at least two Facility Agents which are not Affiliates.

“Material Indebtedness” means Indebtedness, or obligations in respect of one or more Hedging Agreements, of any one or more of Parent and its Subsidiaries (other than any Immaterial Subsidiary), individually or in an aggregate principal amount exceeding $50,000,000 (or the Equivalent thereof in a Foreign Currency). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. The First Lien Notes shall always constitute Material Indebtedness at any time the principal amount thereof exceeds $25,000,000 (or the Equivalent thereof in a Foreign Currency).

“Monthly Period” means (a) prior to the Termination Date, each calendar month, and (b) following the Termination Date, such periods as the Agent, in its sole discretion, may from time to time elect.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Seller or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and at least one Person other than the Seller and the ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Receivables Pool Balance” means at any time the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by (without duplication) the sum of (i) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables of each Obligor then in the Receivables Pool exceeds the Concentration Limit for such Obligor at such time, (ii) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables that are Canadian Dollar Receivables exceeds the Canadian Dollar Receivable Limit, (iii) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables that are Canadian Receivables exceeds the Canadian Receivable Limit, (iv) the Unapplied Cash and Credits at such time, (v) the aggregate amount of Offset Reserves in existence at such time in respect of the Obligors of Pool Receivables, (vi) the Currency Reserve at such time and (vii) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables, other than a Pre-Season Deferred Receivable, that are not required to be paid in full within 90 days of the original invoice date therefor exceeds the product of 10% and the Outstanding Balances of all Eligible Receivables.

“Nieuw Amsterdam” means Nieuw Amsterdam Receivables Corporation, a Delaware corporation, together with its successors and any of its assigns that is a multi-seller commercial paper conduit administered by the Nieuw Amsterdam Facility Agent or any of its Affiliates and which executes an Assignment and Acceptance.

“Nieuw Amsterdam Facility Agent” means Rabobank in its capacity as facility agent to the Nieuw Amsterdam Owners under this Agreement.

“Nieuw Amsterdam Owners” means, collectively, Nieuw Amsterdam and its related Owners.

“Nieuw Amsterdam Ownership Group” means the Ownership Group described in clause (a) of the definition of “Ownership Group” in this Section 1.01.

 “Notice of Purchase” has the meaning specified in Section 2.02(a).

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Offset Reserve” means, in respect of the Pool Receivables owing by any Obligor at any time, the lesser of (a) the sum of, without duplication, (i) the aggregate amount of Over/Under Payments in respect of such Obligor at such time, plus (ii) the aggregate amount of Rebates owed by the related Originator or its Affiliates in respect of such Obligor at such time, plus (iii) the aggregate amount of Advance Billings in respect of such Obligor at such time, plus (iv) the aggregate amount of Credits In Past Due in respect of such Obligor at such time, plus (v) the aggregate amount of all other amounts payable by any Originator or any Affiliate thereof to such Obligor, and (b) the aggregate Outstanding Balance of such Pool Receivables at such time; provided, however, that in the case of any such Obligor that owes Pool Receivables which are Canadian Dollar Receivables, the aggregate amounts referred to in clause (a) above that are denominated in Canadian Dollars shall be the Equivalent in US Dollars of such aggregate amounts.

“Originator” means any of the US Originator and the Canadian Originator; provided, however, that any Originator shall cease to be an Originator upon (i) the occurrence of any event set forth in Section 7.01(g) as to such Originator, (ii) the Parent or one or more direct or indirect wholly-owned subsidiaries of the Parent ceasing to own, directly or indirectly, 100% of the Equity Interests of such Originator, (iii) three Business Days’ notice to such effect by the Agent (with the consent or at the request of the Majority Facility Agents) to the Seller following the occurrence of any Event of Termination as to such Originator, (iv) three Business Days’ notice to such effect by the Agent to the Seller following the occurrence of any breach of Section 5.05(e) or 11.15 of this Agreement, Section 2.01(d) of the Sale Agreement (as it relates to compliance with the last paragraph of Section 5.01 of the Sale Agreement and Section 11.15 of this Agreement) or the last paragraph of Section 5.01 of the Sale Agreement or (v) in the case of the Canadian Originator only (and without limiting clauses (i) through (iv) above), forty-five days notice to such effect by the Seller to the Agent, and provided, further, however, that, in the case of clauses (i) through (v) above, such Originator shall continue to be an Originator for purposes of all Pool Receivables existing, and in which interests have been created hereunder, prior to the occurrence of any event set forth in clause (i) through (v) above (and all terms and conditions of all Transaction Documents to which such Originator is a party relating to such Pool Receivables shall remain binding on such Originator solely with respect to such Pool Receivables, until no such Pool Receivables remain outstanding and such Originator shall have satisfied in full all of its obligations under the Transaction Documents with respect to such Pool Receivables).

“Other Taxes” has the meaning specified in Section 2.12(b).

“Outstanding Balance” of any Receivable at any time means (i) for Receivables other than Canadian Dollar Receivables, the then outstanding principal balance thereof and (ii) for Canadian Dollar Receivables, the US Dollar Equivalent of the then outstanding principal balance thereof, provided that, in the case of a Receivable originated by the Canadian Originator, the Outstanding Balance of such Receivable shall not include Finance Charges or PST, and, for greater certainty, the Outstanding Balance of a Receivable shall include that portion thereof that constitutes GST.

“Over/Under Payments” means, in respect of any Obligor, the aggregate amount by which the payments made by such Obligor in respect of Pool Receivables owed by such Obligor exceed, or are less than, such Pool Receivables.

“Owners” means, at any time, the Conduit Purchasers, Alternate Purchasers, Conduit Support Providers and any of their respective successors and assigns that may purchase any portion of any Receivables Interest pursuant hereto or which acquires an undivided interest in any Receivables Interest pursuant to a Conduit Support Document.

“Ownership Group” means each of the following separate groups of Facility Agents and Owners:  (a) the Nieuw Amsterdam Facility Agent, Nieuw Amsterdam, Rabobank and each related Owner (including any Conduit Support Provider with respect to Nieuw Amsterdam), (b) the Atlantic Facility Agent, Atlantic, Credit Agricole Corporate and Investment Bank New York Branch and each related Owner (including any Conduit Support Provider with respect to Atlantic), and (c) each other related group consisting of a Facility Agent, one or more Conduit Purchasers administered by such Facility Agent or its Affiliates, one or more Alternate Purchasers and related Owners that may become a party hereto from time to time by the execution of an Assignment and Acceptance by such Conduit Purchaser(s), Alternate Purchaser(s) and Facility Agent.

“Ownership Group Commitment” means, with respect to any Ownership Group, (i) with respect to the Nieuw Amsterdam Ownership Group on the Effective Date, $125,000,000, (ii) with respect to the Atlantic Ownership Group on the Effective Date, $75,000,000 or (iii) with respect to any Ownership Groups entering into Assignment and Acceptances, as set forth in such Assignment and Acceptance.

“Ownership Group Percentage” means, with respect to an Ownership Group, the percentage equivalent of a fraction, the numerator of which is the Ownership Group Commitment of such Ownership Group and the denominator of which is the Total Commitment.  The Nieuw Amsterdam Ownership Group and Atlantic Ownership Group are the only initial Ownership Groups on the Effective Date. The initial Ownership Group Percentage of the Nieuw Amsterdam Ownership Group is 62.5%.  The initial Ownership Group Percentage of the Atlantic Ownership Group is 37.5%.

“Parent” means Crown Holdings, Inc., a Pennsylvania corporation.

“Parent Undertaking” means an undertaking, in substantially the form of Exhibit I hereto, by the Parent Undertaking Parties in favor of the Agent and the other Indemnified Parties, as such undertaking may from time to time be amended, supplemented or otherwise modified.

“Parent Undertaking Parties” means each of the Parent, Crown Cork & Seal Company, Inc., a Pennsylvania corporation, and Crown International Holdings, Inc., a Delaware corporation.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority or any agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Potential Event of Termination” means any event that, with the giving of notice or the passage of time or both, would constitute an Event of Termination.

“PPSA” means, in respect of each province and territory in Canada (other than Quebec), the Personal Property Security Act as from time to time in effect in such province or territory and, in respect of Quebec, the Civil Code of Quebec as from time to time in effect in such province.

“Pre-Season Deferred Receivable” means any Receivable the Obligor of which is in the business of processing and canning fruits or vegetables and for which the applicable Contract provides for more than 150 days after the applicable invoice date for payment of such Receivable.

“Prior Receivables Purchase Agreement” means the Second Amended and Restated Receivables Purchase Agreement dated as of December 5, 2003, as amended, among the Seller, the Servicer, the “Purchasers” parties thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

“PST” means all taxes, other than GST and QST, payable under the Retail Sales Tax Act (Ontario) or any similar statute of another jurisdiction of Canada, as any such statute may be amended, modified, supplemented or replaced from time to time, including any successor statute.

“Purchase” means a purchase by the Purchasers of a Receivable Interest from the Seller pursuant to Article II.

“Purchase Availability” means, as of any date of determination, an amount equal to the lesser of (a) the Total Commitment then in effect and (b) the amount by which (i) the sum of the (A) Net Receivables Pool Balance, plus (B) the share of the Purchasers of Collections not yet applied to amounts owing under the Transaction Documents, exceeds (ii) the aggregate Capital of the Receivables Interests of the Purchasers plus the Applicable Reserve.

“Purchasers” means the Alternate Purchasers and the Conduit Purchasers.

“Quotation Bank” means:  (a) with respect to the Nieuw Amsterdam Ownership Group, Rabobank, (b) with respect to the Atlantic Ownership Group, Credit Agricole Corporate and Investment Bank New York Branch and (c) with respect to each other Ownership Group that may become a party hereto from time to time by the execution of an Assignment and Acceptance, the bank specified as such in such Assignment and Acceptance.

 “QST” means the tax payable under the Act Respecting the Quebec Sales Tax, R.S.Q. c.T-01, as such statute may be amended, modified, supplemented or replaced from time to time, including any successor statute.

“Rebates” means, in respect of any Obligor, the aggregate amount of rebates or other amounts (including Corporate Allowances) owed by any Originator or the Seller to such Obligor with respect to Receivables of such Obligor.

“Receivable” means the indebtedness (whether constituting accounts or general intangibles or chattel paper or otherwise) of any Obligor under a Contract arising from the sale of goods or performance of services by any Originator (other than Excluded Receivables), and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto except that, in the case of indebtedness originated by the Canadian Originator, the term “Receivable” shall not include the right to payment of any Finance Charges or PST (but for greater certainty shall include the right to payment of GST).

“Receivable Interest” means, at any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables.  Such undivided percentage interest for all Receivable Interests shall be computed as

C + AR

NRPB

where:

C	=	the aggregate Capital at the time of such computation;

AR	=	the Applicable Reserve at the time of such computation;

NRPB	=	the Net Receivables Pool Balance at the time of such computation;

provided, however, that upon the occurrence of any Termination Date that results from either any Commitment Termination Date in turn resulting from the occurrence and continuance of an Event of Termination pursuant to Section 7.01 or any Reinvestment Termination Date in turn resulting from the designation of such Reinvestment Termination Date by the Agent pursuant to clause (ii) of the definition of “Reinvestment Termination Date” contained in this Section 1.01 (such Termination Date being the “Special Termination Date”), the Receivable Interests then outstanding under this Agreement, if more than one Receivable Interest, shall be combined into one Receivable Interest (such one Receivable Interest, whether the one Receivable Interest then outstanding or the one Receivable Interest resulting from such combination of Receivable Interests, being the “Special Receivable Interest”) and such Special Receivable Interest shall then be recomputed to be, and shall be fixed at all times thereafter at, an undivided percentage ownership interest of one hundred percent (100%) in (i) all then outstanding Pool Receivables arising prior to the Special Termination Date, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.04.

“Receivable Interest Percent” means 100%.

“Receivables Pool” means, at any time, the aggregation of each then outstanding Receivable.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Reference Banks” means the Agent and two other banks in the London interbank market selected by the Agent.

“Register” has the meaning specified in Section 9.02(c).

“Reinvestment Termination Date” means that Business Day which: (i) the Seller designates as the first date on which Collections shall not be reinvested in accordance with Section 2.05, by at least five (5) days’ prior written notice to the Agent or, (ii) if the conditions precedent in Section 3.02 are not satisfied, that Business Day which the Agent (with the consent or at the request of the Majority Facility Agents) designates as the first date on which Collections shall not be reinvested in accordance with Section 2.05, by at least one Business Day’s prior written notice to the Seller.

“Related Security” means with respect to any Receivable:

(i)           all of the Seller’s interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;

(ii)           all other Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii)           all letter of credit rights, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(iv)           all Records relating to such Receivable; and

(v)           all of the Seller’s right, title and interest in and to the following:

(A)           the Sale Agreement, including, without limitation, (i) all rights to receive moneys due and to become due under or pursuant to the Sale Agreement, (ii) all rights to receive proceeds of any indemnity, warranty or guaranty with respect to the Sale Agreement, (iii) claims for damages arising out of or for breach of or default under the Sale Agreement, and (iv) the right to perform under the Sale Agreement and to compel performance and otherwise exercise all remedies thereunder, and

(B)           all proceeds of any and all of the foregoing (including, without limitation, proceeds which constitute property of the types described in subclause (A) of this clause (v)).

“Reporting Date” has the meaning specified in Section 2.07(b).

 “Required Net Receivables Pool Balance” means the sum of (i) the aggregate outstanding Capital of Receivable Interests plus (ii) the Applicable Reserve.

 “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereof.

“Sale Agreement” means the Third Amended and Restated Receivables Sale Agreement, dated as of the date hereof, among the US Originator, the Canadian Originator, the Seller and Crown (USA) as the buyer’s Servicer thereunder, as the same may from time to time be amended, supplemented or otherwise modified with the prior written consent of the Majority Facility Agents.

“Seller” has the meaning assigned to that term in the recital of parties hereto.

“Seller Report” means a report, in substantially the form of Exhibit D-1 hereto, furnished by the Servicer to the Agent pursuant to Section 2.07.

“Seller’s Account” means a deposit account of the Seller (account number 5800400532) maintained with Bank of America NA (ABA no. 026009593) at its office at 100 West 33rd Street, New York, NY 10001, or such other deposit account of the Seller notified in writing to the Agent.

“Servicer” has the meaning specified in Section 6.01.

“Servicer Fee” has the meaning specified in Section 2.09.

“Servicing Fee Rate” means a per annum rate expressed as a decimal, equal to 0.50%.

“Servicing Fee Reserve Percentage” means, at any date, an amount equal to:

SFR x DSO x SF
360

where:

SFR	=	the Servicing Fee Rate.

DSO	=	Days Sales Outstanding for the most recent Monthly Period.

SF	=	a stress factor of 2.0

“Settlement Date” means (a) prior to the Termination Date, with respect to each Monthly Period, the day which is three Business Days following the related Reporting Date and (b) after the Termination Date, with respect to such reporting periods as the Agent, in its sole discretion, may select, the number of Business Day(s) thereafter as the Agent, in its sole discretion, may elect in writing delivered to the Seller at least three Business Days prior to the effectiveness of such election, provided that the first Settlement Date will be April 15, 2010.

“Settlement Period” means:

(a)           prior to the Termination Date, a period commencing on a Settlement Date or, for each Purchase (including the initial Purchase) the date of such Purchase, as the case may be, and ending on but excluding the next succeeding Settlement Date; and

(b)           after the Termination Date, a period of one day (unless the Agent, after consultation with the Owners, agrees at such time to a longer period).

If any such Settlement Period would end on a day which is not a Business Day, such Settlement Period shall end on the next succeeding Business Day.  If any Settlement Period would otherwise end on a date occurring after the Termination Date, such Settlement Period shall end on the Termination Date.

 “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and no Person other than the Seller and the ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Special Receivable Interest” has the meaning specified in the definition of “Receivable Interest” contained in this Section 1.01.

“Special Termination Date” has the meaning specified in the definition of “Receivable Interest” contained in this Section 1.01.

 “Subordinated Note” has the meaning specified in the Sale Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Taxes” has the meaning specified in Section 2.12(a).

“Terminating Settlement Period” has the meaning specified in Section 2.02(e).

 “Termination Date” means the earlier of (i) the Reinvestment Termination Date and (ii) the Commitment Termination Date.

“Total Commitment” means $200,000,000, unless increased with the consent of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents or reduced as provided in Section 2.03; provided, however, that at all times on and after the Termination Date, the “Total Commitment” shall mean the aggregate Capital of all Receivable Interests.

“Transaction Documents” means this Agreement, the Certificate, the Sale Agreement, the Parent Undertaking, the Subordinated Notes, the Lock-Box Agreements, each Consent and Agreement, the Fee Letter, the Intercreditor Agreement, and all other agreements, instruments, documents and certificates identified on Exhibit G hereto or otherwise required by Section 3.01 (in each case, excluding the legal opinions so identified or required), any Currency Agreements to which the Agent or any Affiliate of the Agent is a Party or any other agreements, documents and instruments delivered by the Seller, the Servicer, any Originator or any Parent Undertaking Party in connection with this Agreement, any Sale Agreement or the transactions contemplated thereby.

“Treaty” has the meaning specified in Section 4.01(a).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unapplied Cash and Credits” means, at any time, the aggregate amount of Collections or other cash or credits then held by or for the account of the Servicer, any Originator or the Seller in respect of the payment of Pool Receivables, but not yet applied or reinvested pursuant to Section 2.05 or applied pursuant to Section 2.06, and in the case of such Collections or other cash or credits in respect of Canadian Dollar Receivables means the Equivalent in US Dollars of the aggregate amount of such Collections or other cash or credits.

“United States” and “US” each means United States of America.

“Unused Commitment” means, with respect to any Alternate Purchaser at any time, (a) such Alternate Purchaser’s Commitment at such time minus (b) the aggregate outstanding Capital of all Receivable Interests purchased by Purchaser pursuant to Section 2.02 and not reduced by Collections received and distributed to such Purchaser on account of such Capital pursuant to Section 2.05 or 2.06.

“US/Canadian Lock-Box Account” means in relation to the US Dollar Receivables or Canadian Dollar Receivables, a deposit account (including, without limitation, any concentration account) maintained at a Lock-Box Bank for the purpose of receiving Collections and any related post office box in which Collections paid by mail are received.

“US/Canadian Lock-Box Agreement” means in relation to the US Dollar Receivables or Canadian Dollar Receivables, an agreement, in substantially the form of Exhibit E hereto between the Seller and a US/Canadian Lock-Box Bank.

“US/Canadian Lock-Box Bank” means in relation to the US Dollar Receivables or Canadian Dollar Receivables, any of the banks specified on Schedule I hereof and any other bank specified as a “Lock-Box Bank” in accordance with this Agreement, in each case holding one or more US/Canadian Lock-Box Accounts.

“US Dollar Receivable” means a Receivable originated by the US Originator or the Canadian Originator and denominated in US Dollars.

“US Dollars” and “$” each means the lawful currency of the United States.

“US Originator” means Crown (USA), subject to the provisos to the definition of “Originator” in this Section 1.01.

 “VAT” means value added tax as provided for in VATA and includes any other tax from time to time replacing the same or of a similar fiscal nature.

 “VATA” means the Value Added Tax Act 1994 as from time to time amended, consolidated or re-enacted (with or without modification).

“Voluntary Capital Reduction Amount” means, with respect to any Voluntary Capital Reduction Period, that amount of aggregate Capital reduction which shall be notified by the Seller to the Agent pursuant to that written notice by the Seller to the Agent which shall cause such Voluntary Capital Reduction Period to commence pursuant to the definition of “Voluntary Capital Reduction Period” contained in this Section 1.01, which amount shall be not less than $5,000,000 and shall be a whole multiple of $1,000,000 in excess thereof unless such amount is equal to the aggregate Capital in respect of all Receivable Interests.

“Voluntary Capital Reduction Day” means, for any Receivable Interest, each day occurring during the Voluntary Capital Reduction Period.

“Voluntary Capital Reduction Period” means each period commencing on the first Business Day after the day on which the Seller gives written notice requesting that the aggregate Capital in respect of all Receivable Interests be reduced by a specified amount under Section 2.05(a)(ii)(B) and Section 2.05(b) and ending on the day on which the aggregate amount applied in reduction of such aggregate Capital pursuant to Section 2.05(a)(ii)(B) and Section 2.05(b) equals the Voluntary Capital Reduction Amount with respect to such Voluntary Capital Reduction Period.

“Weekly Report” means a report, in substantially the form of Exhibit D-2 hereto, furnished by the Servicer to the Agent pursuant to Section 2.07.

“Welfare Plan” means a welfare plan, as defined in Section 3(l) of ERISA.

“Yield” means for any Receivables Interest and any Settlement Period means

      (TR x C x  ED) + LF
DB

where:

TR	=	the Interest Rate applicable to such Receivables Interest for such Settlement Period;

C	=	the amount of Capital funded in such Receivables Interest;

ED	=	the actual number of days (including the first but excluding the last day) during the related Settlement Period;

LF	=	the Liquidation Fee, if any, for the amount funded in such Receivables Interest for such Settlement Period; and

DB	=
the number of days in the annual period on the basis of which Yield for such Receivables Interest is calculated, being 360 if the Interest Rate for such Receivables Interest is calculated by reference to the LIBO Rate or pursuant to clause (a) of the definition of the term “Interest Rate” herein, and otherwise being 365 or 366, as the case may be.

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve Percentage” means, at any date, an amount equal to:

(LDR + 0.50%) x SF x DSO
360

where:

LDR	=	the Base Rate at the time of such determination.

SF	=	a stress factor of 2.0.

DSO	=	Days Sales Outstanding for the most recent Monthly Period.

SECTION 1.02.     Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9.

SECTION 1.03.     Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.04.     Other.  In this Agreement, unless otherwise specified:

(a)  references to the neuter or to any gender include both genders and the neuter, references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(b)  references to parties, Clauses, sub-Clauses, paragraphs, sub-paragraphs and Schedules and Exhibits are to Clauses, sub-Clauses and paragraphs and sub-paragraphs of, and the parties and Schedules to, this Agreement, and references to this Agreement include a reference to each of its Schedules and Exhibits;

(c)  a reference to an agreement or other document is a reference to that agreement or document as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms;

(d)  the words “include” and “including” are to be construed without limitation and without prejudice to the generality of any preceding words;

(e)  a reference to a “day” means a period of 24 hours running from midnight to midnight; a reference to a time of day is to New York time;

(f)  headings are for convenience only and shall not affect the interpretation of this Agreement;

(g)  a reference to any statutory provision is to that provision as amended or re-enacted and includes any amendments made to that provision that are in force at that date, any statutory provision of which it is a re-enactment or consolidation and any order, instrument or  regulation made or issued under it;

(h)  a reference to a Person shall include references to his successors, transferees and assigns and any Person deriving title under or through him, whether in security or otherwise, and any Person into which such Person may be merged or consolidated, or any company resulting from any merger or consolidation or any Person succeeding to substantially all of the business of that person; and

(i)  all references to the Agent and to Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch shall, where the context requires, include references to Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch in its various capacities under all Transaction Documents delivered pursuant to Section 3.01.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01.     Commitment.

(a)  On the terms and conditions herein set forth, on the Closing Date and from time to time thereafter on any Business Day during the period from the Closing Date to the Commitment Termination Date, each Purchaser may or shall, as provided herein, instruct the related Facility Agent to make Purchases on its behalf through the Agent.  Notwithstanding the foregoing, no such Purchase shall be required to be made if, after giving effect thereto, (i)  the aggregate outstanding Capital of all Receivables Interests of all Purchasers in an Ownership Group would exceed the Ownership Group Commitment for such Ownership Group, (ii) the aggregate outstanding Capital of all Receivables Interests of all Purchasers in respect of all Receivable Interests would exceed the Total Commitment; or (iii) the Purchase Availability would be less than zero.

(b)  The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Agent, any Facility Agent or any Purchaser, of any obligation of the Seller, any Originator, the Servicer or any other Person under or in connection with the Pool Receivables, all of which shall remain the obligations and liabilities of the Seller, such Originator, the Servicer or such other Person, as applicable.

(c)  On the terms and conditions hereinafter set forth, the Agent on behalf of the Owners of each Receivable Interest shall have the Collections attributable to such Receivable Interest automatically reinvested pursuant to Section 2.05 in the Pool Receivables.

SECTION 2.02.     Making Purchases.

(a) Each Purchase of a Receivable Interest by the Purchasers shall be made on notice from the Seller to the Agent and each Facility Agent, given not later than 11:00 A.M. (New York City time) (which notice may be delivered by e-mail or telecopier) (i) on the third Business Day before the date of such Purchase in the case of a Receivable Interest the Capital of which will initially bear Yield based on the LIBO Rate, and (ii) on the first Business Day before the date of such Purchase in the case of a Receivable Interest the Capital of which will initially bear Yield based on the Base Rate or the Commercial Paper Rate.  Each such notice of a proposed Purchase (a “Notice of Purchase”) shall be by telephone (confirmed promptly thereafter in writing) or facsimile, in substantially the form of Exhibit I hereto, and shall specify (A) the requested aggregate amount of such Purchase (which shall not be less than $1,000,000), (B) the portion of the Purchase to be paid by each Ownership Group in connection with such Purchase, and (C) the requested Business Day of such Purchase.  On the date of such Purchase, each Facility Agent shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller its ratable share of the aggregate amount of such Purchase by deposit of such ratable share in same day funds to the Seller’s Account.  For each Ownership Group, the applicable Facility Agent shall determine whether its Conduit Purchaser agrees to purchase its Receivable Interest in the Pool Receivables by purchasing its pro rata share of the Purchase, and if the applicable Conduit Purchaser declines to make such Purchase, the Facility Agent shall notify the Alternate Purchaser(s) in such Ownership Group of the Conduit Purchaser’s declining to make such Purchase and each such Alternate Purchaser shall purchase a Receivable Interest in the Pool Receivables by purchasing its pro rata share of the Purchase.

(b)  Each Notice of Purchase delivered pursuant to Section 2.02(a) shall be irrevocable and binding on the Seller.  The Seller shall indemnify the Agent, each Facility Agent and each Purchaser against any actual loss or expense incurred by the Agent, such Facility Agent or such Purchaser as a result of any failure to fulfill on or before the date of any proposed Purchase (as to which a Notice of Purchase has been given pursuant to Section 2.02(a)) the applicable conditions set forth in Article III, including, without limitation, any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any such Purchaser (including, in the case of a Conduit Purchaser, losses and expenses incurred through any Conduit Support Document) to fund its ratable portion of such proposed Purchase when such Purchase, as a result of such failure, is not made on such date.

(c)  The failure of any Purchaser or Facility Agent to make available such Purchaser’s or Facility Agent’s ratable portion of any Purchase shall not relieve any other Purchaser or Facility Agent of its obligation, if any, hereunder to make available such other Purchaser’s or Facility Agent’s ratable portion of such Purchase on the date of such Purchase, but no Purchaser or Facility Agent shall be responsible for the failure of any other Purchaser or Facility Agent to make available such other Purchaser’s or Facility Agent’s ratable portion of such Purchase on the date of any Purchase.

SECTION 2.03.     Termination or Reduction of the Ownership Group Commitments and Foreign Currency Receivable Limits; Reallocation of Foreign Currency Receivable Limits .

(a)   (i)  The Seller may reduce in whole or in part the Total Commitment (but not below the aggregate Capital outstanding) by giving the Facility Agents written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $1,000,000 or an integral multiple in excess thereof.  Any reduction in the Total Commitment shall be allocated ratably among the Ownership Commitments of all Ownership Groups in each case with a corresponding and concurrent and  proportionate reduction of each of the Canadian Receivable Limit and the Canadian Dollar Receivable Limit.  The Seller shall pay each Facility Agent any accrued and unpaid Liquidity Fee on the date of such reduction with respect to the reduction amount.

(ii)  The Seller may, upon at least three Business Days’ notice to the Facility Agents, on any Settlement Date reduce the aggregate Capital outstanding (an “Aggregate Reduction”) in whole or in part.  If the Seller delivers such a notice of reduction, the Seller shall pay to the Facility Agents on such Settlement Date the respective Ownership Group Percentages of an amount equal to (i) the amount of the proposed reduction, (ii) any Yield otherwise payable on such date and (iii) if such reduction reduces the aggregate Capital outstanding (and, if the Total Commitment has been reduced) to zero, all other amounts due and owing to the Purchasers, Facility Agents and Agent under this Agreement; provided, however, that any partial reduction shall be in an amount of $1,000,000 or an integral multiple in excess thereof.  Such reduction shall become effective upon payment of the amounts described in preceding clauses (i), (ii) and, if applicable, (iii).

(b)  The Seller, upon at least five Business Days’ notice to the Agent, may request, no more than twelve (12) times in any fiscal year of the Seller, that the Canadian Dollar Receivable Limit be reduced by an amount not less than $1,000,000.

(c)  The Seller, upon at least five Business Days’ notice to the Agent, may request, no more than twelve (12) times in any fiscal year of the Seller, that the Canadian Receivable Limit be reduced by an amount not less than $1,000,000.

(d)  No proposed reduction of the Ownership Group Commitments, the Canadian Receivable Limit or the Canadian Dollar Receivable Limit under this Section 2.03 shall be permitted if, after giving effect thereto, the Purchase Availability shall be less than zero.

SECTION 2.04.     Receivable Interests.  Each Receivable Interest shall be initially computed as of the opening of business of the Servicer on the date of the initial Purchase of such Receivable Interest.  Thereafter until the Termination Date, such Receivable Interest shall be automatically recomputed as of the close of business of the Servicer on each day (other than a Liquidation Day).  Such Receivable Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.  Each Receivable Interest other than any Special Receivable Interest, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after the Termination Date; and any Special Receivable Interest, as computed as of any Special Termination Date, shall remain constant (at 100%) at all times on and after such Special Termination Date.  Such Receivable Interest (including any Special Receivable Interest) shall become zero at such time as the Owners of such Receivable Interest shall have received the accrued Yield for such Receivable Interest, shall have recovered the Capital of such Receivable Interest, and the Owners, the Facility Agents and the Agent shall have received payment of all other amounts payable by the Seller to such Owners, such Facility Agents or the Agent under the Transaction Documents, and the Servicer shall have received the accrued Servicer Fee for such Receivable Interest.

SECTION 2.05.     Non-Liquidation Settlement Procedures.

(a)  On each day (other than a Liquidation Day) during each Monthly Period, the Servicer shall:

(i)  out of Collections of Pool Receivables attributable to each Receivable Interest received on such day, in the case of any such Collections denominated in a Foreign Currency, convert such Collections into US Dollars to the extent necessary to comply with this Section 2.05 and, in the case of all such Collections, set aside and hold in trust for the Owners of such Receivable Interest an amount in US Dollars equal to the sum of:

(A)  the Yield and Servicer Fee accrued through such day for such Receivable Interest and not so previously set aside,

(B)  that amount, if any, which would be required to reduce the Capital of such Receivable Interest so that, together with similar and ratable reductions of Capital of all other Receivable Interests, the undivided percentage interest of all Receivable Interests would not, after giving effect to the Collections of Pool Receivables and the addition of new Pool Receivables on such day and the resulting recomputation of such Receivable Interests pursuant to Section 2.04 as of the end of such day, exceed the Receivable Interest Percent then in effect, and

(C)  the aggregate of any other amounts then accrued or owed hereunder by the Seller to such Owners and not so previously set aside; and

(ii)  (A)  if such day is not a Voluntary Capital Reduction Day (or, such day is a Voluntary Capital Reduction Day but the aggregate Capital has already been reduced by an amount equal to the Voluntary Capital Reduction Amount pursuant to clause (B) below), reinvest the remainder of such Collections for the benefit of such Owners, by recomputation of such Receivable Interest pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller, subject to (i) the conditions precedent set forth in Section 3.03 and (ii) the condition that, after giving effect thereto, the Net Receivables Pool Balance shall be greater than or equal to the Required Net Receivables Pool Balance, provided, however, that, to the extent that the Agent or any Owner shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owners pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owners and, notwithstanding any provision hereof to the contrary, such Owners shall have a claim for such amount, and (B) if such day is a Voluntary Capital Reduction Day, apply the remainder of such Collections and any funds of Seller identified to Servicer by Seller (including any proceeds of capital contributions received by Seller) as amounts to be applied to reduce the aggregate Capital until the aggregate Capital has been reduced by the Voluntary Capital Reduction Amount.

(b)  On each Daily Settlement Date for each Monthly Period, the Servicer shall distribute to the Facility Agents on behalf of the related Owners the amounts set aside as described in clauses (i)(B) and (ii)(B) of Section 2.05(a) in reduction of the Capital in the amount referred to in such clauses (i)(B) and (ii)(B).

(c)  On the Settlement Date for each Monthly Period, the Servicer shall distribute the amounts set aside as described in clauses (i) and (ii)(B) of Section 2.05(a) to the extent not already deposited pursuant to Section 2.05(b), together with such additional amounts as are necessary to pay the additional obligations of the Seller described in this Section 2.05(c) (x) to the Facility Agents on behalf of the related Owners (I) in payment of the accrued Yield due to such Owners for such Settlement Date, (II) in reduction of the Capital of such Owners in the amount referred to in clauses (i)(B) and (ii)(B) of Section 2.05(a), and (III) in payment of any other amounts then owed by the Seller hereunder or under any of the Transaction Documents to such Owners, (y) to the Servicer in payment of the accrued Servicer Fee and (z) to the Agent and Facility Agents in payment of any amounts then due and owing to the Agent and Facility Agents hereunder or under any of the Transaction Documents (including amounts in respect of any Currency Agreement Obligations).  If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of any portion of any Purchase made available to the Seller which the Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Purchaser other than the Purchaser then acting as the Agent for which the Agent has not then been reimbursed by such Purchaser or the Seller, second, in payment of the accrued Yield for such Settlement Date, third, in reduction of the Capital in the amount referred to in clauses (i)(B) and (ii)(B) of Section 2.05(a), fourth, in payment of any other amounts owed by the Seller hereunder or under any of the Transaction Documents to such Owners or the Agent (including amounts in respect of any Currency Agreement Obligations), and fifth, in payment of the accrued Servicer Fee payable hereunder; provided, however, that on and after the date on which the Agent shall designate as Servicer any Person other than Crown (USA) or any of its Affiliates pursuant to Section 6.01, the Agent shall distribute funds, first, in payment of any portion of any Purchase made available to the Seller which the Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Purchaser other than the Purchaser then acting as the Agent for which the Agent has not then been reimbursed by such Purchaser or the Seller, second, in payment of the accrued Yield for such Settlement Date, third, in payment of the accrued Servicer Fee payable hereunder, fourth, in reduction of the Capital in the amount referred to in clauses (i)(B) and (ii)(B) of Section 2.05(a), and fifth, in payment of any other amounts owed by the Seller hereunder or under any of the Transaction Documents to such Owners or the Agent (including amounts in respect of any Currency Agreement Obligations).

(d) On each Settlement Date which is not a Liquidation Day, any Collections remaining after the distributions to the Facility Agents set forth above shall be remitted from Servicer to Seller on such Settlement Date.

SECTION 2.06.     Liquidation Settlement Procedures.  On each Liquidation Day during each Monthly Period, the Servicer shall, in the case of any such Collections denominated in a Foreign Currency, convert such Collections into US Dollars to the extent necessary to comply with this Section 2.06 and, in the case of all such Collections, set aside and hold in trust in US Dollars for the Agent and the Owners the Collections of Pool Receivables received on such day.  On the Settlement Date for each Monthly Period the Servicer shall distribute the amounts in US Dollars set aside pursuant to the preceding sentence but not to exceed the sum of (i) the accrued Yield for such Settlement Date, (ii) the Capital, (iii) the accrued Servicer Fee payable hereunder, (iv) the aggregate amount of other amounts owed hereunder by the Seller to the Owners and (v) the aggregate amount, if any, then due and owing to the Facility Agents and the Agent hereunder or any of the other Transaction Documents (other than Capital and Yield) but including amounts in respect of any Currency Agreement Obligations; the Servicer shall distribute such amounts (A) to the Facility Agents (x) in payment of the accrued Yield due to the Owners in the related Ownership Groups, (y) in reduction (to zero) of the Capital of such Owners and (z) in payment of any other amounts owed by the Seller hereunder to such Owners, (B) to the Servicer in payment of the accrued Servicer Fee payable hereunder and (C) to the Agent and Facility Agents in payment of any amounts then due and owing to the Agent and the Facility Agents hereunder or under any of the Transaction Documents (other than Capital and Yield) but including amounts in respect of any Currency Agreement Obligations.  Any amounts set aside pursuant to the first sentence of this Section 2.06 and not required to be distributed to the Facility Agents pursuant to the preceding sentence shall be paid to the Seller by the Servicer.  If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds, first, in payment of amounts in respect of expense reimbursements and indemnities then due and owing to the Agent and the Facility Agents hereunder or under any of the other Transaction Documents, second in payment of the accrued Yield, third, in reduction of the Capital in the amount referred to in clauses (i)(B) and (ii)(B) of Section 2.05(a), fourth, in payment of any other amounts owed by the Seller hereunder or under any of the Transaction Documents to such Owners, to the Facility Agents or to the Agent (including amounts in respect of Currency Agreement Obligations), and fifth, in payment of the accrued Servicer Fee payable hereunder; provided, however, that on and after the date on which the Agent shall designate as Servicer any Person other than Crown (USA) or any of its Affiliates pursuant to Section 6.01, such replacement Servicer shall distribute funds, first, in payment of amounts in respect of expense reimbursements and indemnities then due and owing to the Agent and the Facility Agents hereunder or under any of the other Transaction Documents, second, in payment of the accrued Yield, third, in payment of the accrued Servicer Fee payable hereunder, fourth, in reduction of the Capital, and fifth, in payment of any other amounts owed by the Seller hereunder or under any of the Transaction Documents to such Owners, to the Facility Agents or to the Agent (including amounts in respect of Currency Agreement Obligations).

SECTION 2.07.     General Settlement Procedures.

(a) If on any day the Outstanding Balance of a Pool Receivable is either (i) reduced as a result of any defective, rejected or returned goods or services, any discount, or any adjustment by the Seller or any Originator, or (ii) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any Originator (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation (in the case of any such Receivable denominated in a Foreign Currency, in the amount of the Equivalent in US Dollars of such reduction or cancellation) and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.01(g).  If on any day any of the representations or warranties in Section 4.01(g) or 4.01(x) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable (in the case of any such Pool Receivable denominated in a Foreign Currency, a Collection in full of the Equivalent in US Dollars of such Pool Receivable) and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.01(g).  In addition, the Seller shall be deemed to have received as a Collection on the day of conversion of any Collections denominated in any Foreign Currency into US Dollars an amount equal to the amount (if any) by which the Equivalent in US Dollars of such Collections exceeds the amount of US Dollars realized on such conversion and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.01(g).  Except as stated in the preceding sentences of this Section 2.07(a) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables.

(b)  On or prior to the eighth Business Day of each calendar month (a “Reporting Date”), the Servicer shall prepare and furnish to the Agent and each Facility Agent (i) a Seller Report (which shall include, without limitation, a Pool Receivable roll forward analysis and a rate for the exchange of each applicable Foreign Currency into US Dollars which shall be determined by the Seller in good faith having regard to the quoted spot rate at which the Agent’s principal office in New York City offers to exchange US Dollars for such Foreign Currency in New York City prior to 4:00 p.m. (New York City time) one Business Day before the date of such Seller Report), as of the close of business of the Servicer on the last day of the immediately preceding calendar month, (ii) a listing of the ten largest Obligors (as determined based on the aggregate Outstanding Balance of Receivables owed by such Obligor) , setting forth (A) the name of such Obligor, (B) the balance of the Pool Receivables owing by such Obligor as of such date, (C) the ratings, if any, of such Obligor’s long-term public senior unsecured and unguaranteed debt securities by S&P and Moody’s and (D) the related Concentration Limit, (iii) a listing of all Pool Receivables, together with an analysis as to the aging of such Receivables, as of such last day, and (iv) such other information as shall be reasonably requested from time to time by the Agent.  On or prior to the day the Servicer is required to make a deposit with respect to a Monthly Period pursuant to Section 2.05 or 2.06, the Servicer will advise the Agent of each Liquidation Day and each Daily Settlement Date occurring during such Monthly Period and of the allocation of the amount of such deposit; provided, however, that, if Crown (USA) is not the Servicer, Crown (USA) shall advise the Servicer of the occurrence of each such Liquidation Day and each Daily Settlement Date occurring during such Monthly Period on or prior to such day.

(c)  If requested (in writing at least two Business Days in advance) by the Agent after the occurrence and during the continuance of an Event of Termination, on the second Business Day of each week, by no later than 12:00 noon (New York City time), the Servicer shall prepare and furnish to the Agent a Weekly Report as at the end of the last Business Day of the immediately preceding week.

(d)  If requested (in writing at least two Business Days in advance) by the Agent after the occurrence and during the continuance of an Event of Termination, on each Business Day by no later than 11:00 a.m. (New York City time), the Servicer shall prepare and furnish to the Agent for the Owners a Daily Report, stating (i) the aggregate amount of the Net Receivables Pool Balance as of the end of the immediately preceding Business Day, in such detail as shall be satisfactory to the Agent, (ii) the aggregate amount of the Collections from the Pool Receivables received by or on behalf of the Servicer as of the end of the immediately preceding Business Day, in such detail as shall be satisfactory to the Agent, (iii) the aggregate of sales and billings of each Originator as of the end of the immediately preceding Business Day, (iv) the aggregate Outstanding Balance of all Pool Receivables and (v) such other information as shall be specified from time to time by the Agent.

SECTION 2.08.     Payments and Computations, Etc.

(a)  All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in US Dollars in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in same day funds to the related Facility Agent.  Upon the Agent’s acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.02(c), from and after the effective date specified in such Assignment and Acceptance, the Servicer shall make all payments hereunder in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)  The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (except for those amounts with respect to which Yield accrues) at 3.00% per annum above the Base Rate in effect from time to time, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.  Such interest shall be for the account of, and distributed by the Agent to, the applicable Facility Agents on behalf of the related Owners ratably in accordance with their respective interests in such overdue amount.

(c)  All computations of interest and Yield shall be made on the basis of (i) 360 days, in the case of the LIBO Rate and (ii) 365 or 366 days (as applicable) in the case of the Base Rate or the Commercial Paper Rate, in each case, for the actual number of days (including the first but excluding the last day) elapsed.  All computations of the Applicable Commitment Fee and other per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(d)  The Seller hereby authorizes each Owner, if and to the extent payment owed by the Seller to such Owner is not made to the Agent when due hereunder, to charge from time to time against any or all of the Seller’s accounts with such Owner any amount so due.

SECTION 2.09.     Fees.

(a)  The Seller shall pay to the Agent such fees as are set forth in the Fee Letter in accordance with the terms and on the dates set forth in the Fee Letter.

(b)  The Owners shall pay to the Servicer a fee (the “Servicer Fee”) at the Servicer Fee Rate on the lesser of (x) the Total Commitment and (y) the average daily aggregate Outstanding Balance of all Eligible Receivables, from the date of the initial Purchase hereunder until the later of the Commitment Termination Date and the date on which the Capital is reduced to zero, payable on the Settlement Date for each Monthly Period; provided, however, that, upon three Business Days’ notice to the Agent, the Servicer (if not Crown (USA)) may elect to be paid at another percentage per annum, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(c); provided, further, however, that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.  Any amount that the Owners do not pay pursuant to the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or corporate obligation of any Owner for any such insufficiency.  The Servicer acknowledges that no part of the Servicer Fee is allocable to any services performed in Canada, and no amounts shall be paid by the initial Servicer for any such services performed in Canada.

(c)  The Seller shall pay to the Agent for the account of each Ownership Group, the Applicable Commitment Fee accruing on the average daily difference between (i) 100% of the Ownership Group Commitment of the applicable Ownership Group and (ii) the Capital invested by such Ownership Group, from the Effective Date in the case of the Nieuw Amsterdam Ownership Group or the Atlantic Ownership Group and from the effective date specified in the Assignment and Acceptance pursuant to which it became an Ownership Group in the case of each other Ownership Group until the Commitment Termination Date, payable on the Settlement Date for each Monthly Period.

SECTION 2.10.     Increased Costs.  If, due to (a) a change after the date hereof in Regulation D of the Board of Governors of the Federal Reserve System (to the extent any cost incurred pursuant to such regulation is not included in the calculation of the LIBO Rate), (b) the introduction of or any change after the date hereof in or in the interpretation of any law or regulation (other than any law or regulation relating to taxes, as to which Section 2.12 shall govern), or (c) the compliance with any guideline or request issued or made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to (or, in the case of Regulation D of the Board of Governors of the Federal Reserve System, there shall be imposed a cost on) any Indemnified Party of agreeing to make or making any Purchase or purchasing or maintaining any Receivable Interest or any interest therein, then the Seller shall from time to time, upon demand and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.10 by such Indemnified Party (or by the Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Agent), pay to the Agent for the account of such Indemnified Party additional amounts sufficient to compensate such Indemnified Party for such increased or imposed cost.  Each Indemnified Party hereto agrees to use reasonable efforts promptly to notify the Seller of any event referred to in clause (a), (b) or (c) above, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this Section 2.10.  Each Indemnified Party agrees that it shall use reasonable efforts to designate another applicable office of such Indemnified Party to hold its interest in any Receivable Interest if the amounts payable to it under this Section 2.10 would thereby be reduced and if the making, funding or maintenance of its interest in such Receivable Interest through such other applicable office would not otherwise adversely affect such interest or such Indemnified Party.  A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Seller and the Agent by such Indemnified Party (or by the Agent for the account of such Indemnified Party) shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11.     Increased Capital.  If any Indemnified Party determines that either the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or the compliance with any guideline or request issued or made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Indemnified Party or any corporation controlling such Indemnified Party and that the amount of such capital is increased by or based upon the existence of such Indemnified Party’s commitment, if any, to purchase any Receivable Interest or any interest therein, or to maintain such Receivable Interest or interest, hereunder, then, upon demand and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.11 by such Indemnified Party (or by the Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Agent) the Seller shall pay to the Agent for the account of such Indemnified Party from time to time, as specified by such Indemnified Party, additional amounts sufficient to compensate such Indemnified Party or such corporation in the light of such circumstances, to the extent that such Indemnified Party reasonably determines such increase in capital to be allocable to the existence of any such commitment.  Each Indemnified Party hereto agrees to use reasonable efforts promptly to notify the Seller of any event referred to in the first sentence of this Section 2.11, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this Section 2.11.  A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Seller and the Agent by such Indemnified Party (or by the Agent for the account of such Indemnified Party) shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12.     Taxes.

(a)  Any and all payments by the Seller hereunder or deposits from Collections hereunder shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Indemnified Party, (i) taxes that are imposed on its overall net income by the United States and (ii) taxes that are imposed on its overall net income, assets or net worth (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Indemnified Party is organized or qualified to do business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or deposits from Collections hereunder being hereinafter referred to as “Taxes”).  If the Seller, the Servicer, any Obligor or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or deposit from Collections hereunder to any Indemnified Party, (i) the sum payable shall be increased by the Seller or the Servicer as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer or the Agent shall make such deductions and (iii) the Seller or the Servicer or the Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)  In addition, the Seller shall pay any present or future sales, stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or deposit from Collections hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement and the other Transaction Documents (hereinafter referred to as “Other Taxes”).

(c)  The Seller shall indemnify each Indemnified Party for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12) imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses and also including any Taxes imposed on any payment made by an Indemnified Party to any Person which payment is subject to Taxes solely by reason of such Indemnified Party carrying on business in Canada or the United Kingdom by reason only of the transactions contemplated hereby, including the purchase and ownership of a Receivable Interest and/or the receiving of amounts in respect thereof pursuant to the Transaction Documents) arising therefrom or with respect thereto whether or not such Taxes or other Taxes were correctly or legally asserted.  This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor (with a copy to the Agent).

(d)  Within 30 days after the date of any payment of Taxes, the Seller shall furnish to the Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing such payment.

(e)  Each Owner organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Purchaser, and on the date of the Assignment or the Assignment and Acceptance pursuant to which it became an Owner in the case of each other Owner, and from time to time thereafter as requested in writing by the Seller (but only so long thereafter as such Owner remains lawfully able to do so), provide each of the Agent and the Seller with two original Internal Revenue Service forms W-8ECI or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Owner is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.  If the forms provided by an Owner at the time such Owner first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Owner provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that if, at the effective date of the Assignment or the Assignment and Acceptance pursuant to which an Assignee becomes an Owner hereunder, the Owner assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to amounts paid hereunder at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Assignee on such date.  If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI or W-8BEN, that the Owner reasonably considers to be confidential, the Owner shall give notice thereof to the Seller and shall not be obligated to include in such form or document such confidential information.

(f)  For any period with respect to which an Owner has failed to provide the Seller with the appropriate form described in subsection (e) of this Section 2.12 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) of this Section 2.12), such Owner shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should an Owner become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Owner shall reasonably request to assist such Owner (at such Owner’s expense) to recover such Taxes.

SECTION 2.13.     Sharing of Payments, Etc.  If any Purchaser shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Purchases made by it (other than with respect to payments due to such Purchaser pursuant to Section 2.10, 2.11 or 2.12) in excess of its ratable share of payments on account of the Purchases obtained by all the Purchasers, such Purchaser shall forthwith purchase from the other Purchasers such interests in the Receivable Interests purchased by them as shall be necessary to cause such Purchaser to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Purchaser, such purchase from each other Purchaser shall be rescinded and such other Purchaser shall repay to the Purchaser the purchase price to the extent of such recovery together with an amount equal to such other Purchaser’s ratable share (according to the proportion of (i) the amount of such other Purchaser’s required repayment to (ii) the total amount so recovered from the Purchaser) of any interest or other amount paid or payable by the Purchaser in respect of the total amount so recovered.  The Seller agrees that any Purchaser so purchasing an interest in Receivable Interests from another Purchaser pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest in Receivable Interests as fully as if such Purchaser were the direct creditor of the Seller in the amount of such interest in Receivable Interests.

SECTION 2.14.     Funding of the Capital.  At all times hereafter, but prior to the Termination Date, the Facility Agents, on behalf of the respective Ownership Groups shall fund the Capital; provided, that nothing herein shall require any Facility Agent to cause its related Conduit Purchaser to fund its portion of Capital through the issuance of Commercial Paper.  Further, no provision of this Agreement shall limit the rights of any Conduit Purchaser to sell, transfer, pledge or otherwise dispose of any Receivable Interest or interest therein pursuant to any Conduit Support Document.  Subject to the terms and conditions hereof, each funding by the Facility Agents of the Capital shall be made pro rata in accordance with the Ownership Group Percentage of the related Ownership Group.

SECTION 2.15.     Yield.  Each Facility Agent will provide the Seller and the Servicer with a report showing the Yield attributable to its Receivables Interest two Business Days prior to the Reporting Date related to each Settlement Date.  The Interest Rate shall accrue with respect to each Receivables Interest funded on each day and the related Yield shall be payable on the applicable Settlement Date to the extent of Collections available on such Settlement Date.  If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.  Nothing in this Agreement shall limit in any way the Owners’ entitlement to receive payments set forth in this Section 2.15.

SECTION 2.16.     Break Costs.  In the event that the Agent or any Purchaser shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent or such Purchaser to make or maintain any funding with respect to its Receivable Interests) as a result of (i) any reduction to the Capital on any day other than a Settlement Date, or (ii) any Purchase not being made in accordance with a request therefor under Section 2.02 (whether because of the failure of the conditions precedent with respect to such Purchase to be satisfied or for any other reason, other than default by the relevant Purchaser), then the Seller shall, pursuant to Sections 2.05 and 2.06, pay to such Purchaser the amount of such loss or expense as and by way of indemnity.  Such written demand (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01.     Conditions Precedent to Initial Purchase.  The initial Purchase by the Agent on behalf of the Purchasers under this Agreement is subject to the satisfaction of the following conditions precedent:

(a)  The Agent shall have received all fees and expenses required to be paid on the date of such Purchase pursuant to the terms of this Agreement and the Fee Letter.

(b)  The Agent shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

(i)      this Agreement,

(ii)  the Sale Agreement,

(iii)  the Parent Undertaking, and

(iv)  all other agreements, documents and instruments relating to Purchases of Receivables and Related Security and Collections contemplated by this Agreement or the Sale Agreement and described in the list of documents attached hereto and made a part hereof as Exhibit G, each duly executed where appropriate and in form and substance satisfactory to the Agent and in sufficient copies for each of the Purchasers.  Without limiting the foregoing, the Seller and the Servicer hereby direct their counsel, (A) Dechert LLP and (B) each of their other counsel listed in such List of Documents to prepare and deliver to the Agent and the Purchasers, the opinions of counsel included in such List of Documents.

(c)  The Originators, the Seller, the Servicer and the Parent Undertaking Parties shall have received all consents and authorizations, if any, required pursuant to any Contractual Obligation with any other Person and shall have obtained all permits of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of them lawfully (i) to execute, deliver and perform, in all respects, their respective obligations hereunder, under the other Transaction Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith, (ii) to create and perfect the Seller’s interests created or purported to be created by the Sale Agreement and (iii) to create and perfect the Owner’s and Agent’s interests created hereby and by the Certificate.  No such consent or authorization shall impose any conditions upon any of the Originators, the Seller, the Servicer and the Parent Undertaking Parties that are not acceptable to the Agent.

(d)  No law, regulation, order, judgment or decree of any Governmental Authority shall exist, which, in the sole discretion of the Agent, imposes adverse conditions on any of the Originators, the Seller, the Servicer and the Parent Undertaking Parties or the consummation of the transactions contemplated hereunder and under the other Transaction Documents; and the Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which is likely to enjoin, prohibit or restrain the making of Purchases on the Closing Date.

(e)  There shall have been no material adverse change in the financial markets.

(f)  Each initial Conduit Purchaser shall have received evidence satisfactory to it that its making Receivable Interests hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper by Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper.

SECTION 3.02.     Conditions Precedent to All Purchases and Reinvestments.  Each Purchase (including the initial Purchase) hereunder and the right of the Servicer to reinvest Collections in Pool Receivables pursuant to Section 2.05 shall be subject to the further conditions precedent that:

(a)  with respect to any such Purchase, on or prior to the date of such Purchase, the Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent, (i) a completed Seller Report, dated within 30 days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables, (ii) to the extent the Servicer is required to deliver Weekly Reports pursuant to Section 2.07(c), a completed Weekly Report effective as of the end of the last Business Day of the then immediately preceding week, (iii) to the extent the Servicer is required to deliver Daily Reports pursuant to Section 2.07(d), a completed Daily Report effective as of the end of the immediately preceding Business Day, and (iv) such additional information as may be reasonably requested by the Agent;

(b)  on the date of such Purchase or reinvestment the following statements shall be true (and the acceptance by the Seller of the proceeds of such Purchase or reinvestment shall constitute a representation and warranty by the Seller that on the date of such Purchase or reinvestment such statements are true):

(i)  The representations and warranties contained in Section 4.01 of this Agreement, in Section 3.01 of the Sale Agreement and in Section 5 of the Parent Undertaking are correct in all material respects on and as of the date of such Purchase or reinvestment, before and after giving effect to such Purchase or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations and warranties that, by their terms, refer to a specific date other than the date of said Purchase or reinvestment, in which case as of such dates; and

(ii)  No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of the proceeds therefrom, which constitutes an Event of Termination or a Potential Event of Termination;

(iii)  the Capital does not exceed the Total Commitment and the Net Receivables Pool Balance equals or exceeds the Required Net Receivables Pool Balance; and

(c)  the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Representations and Warranties of the Seller.  The Seller represents and warrants as follows:

(a)  The Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a material adverse effect upon (A) the financial condition or operations of the Seller or (B) the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party; (iii) has the requisite corporate power and authority and the legal right to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; and (iv) subject to specific representations set forth herein regarding ERISA, tax laws and other laws, is in compliance in all material respects with all applicable provisions of law.  The Seller has no subsidiaries.  All of the outstanding shares of stock of the Seller are owned by the Parent, one or more direct or indirect wholly-owned subsidiaries of the Parent, or a corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent.  The Seller is entitled to the benefit of the Canada-United States Income Tax Convention (the “Treaty”).

(b)  The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party and the other documents delivered by it hereunder, and the transactions contemplated hereby and thereby, including the Seller’s use of the proceeds of Purchases and reinvestments, are within the Seller’s corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Seller’s charter or by-laws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Seller under, or result in or require the creation of any Lien upon or security interest in any property of the Seller pursuant to the terms of, any Contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting the Seller or any of its properties.

(c)  No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery and performance by the Seller of any Transaction Document to which it is a party or any other agreement or document delivered hereunder or for the perfection of or the exercise by any Indemnified Party of its rights and remedies under the Transaction Documents and such other agreements or documents, except for the filings to perfect the interest of the Agent referred to on Exhibit G or required to be delivered pursuant to Section 3.01.

(d)  This Agreement has been, and each other Transaction Document to which the Seller is a party when delivered will have been, duly executed and delivered by the Seller.  This Agreement is, and the other Transaction Documents to which the Seller is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

(e)  There is no pending or, to the knowledge of the Seller, threatened action or proceeding affecting the Seller or any of its properties or assets before any court, governmental agency or arbitrator which could reasonably be expected to materially adversely affect (i) the financial condition or operations of the Seller or (ii) the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party, or which purports to affect the legality, validity or enforceability of any Transaction Document or the transactions contemplated hereby or thereby.

(f)  No proceeds of any Purchase or reinvestment will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

(g)  Immediately prior to the time of the initial creation of an interest hereunder in any Pool Receivable and each Purchase, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security with respect thereto, in each case free and clear of any Adverse Claim.  Upon each Purchase or reinvestment, the Seller shall transfer to Agent (and the Agent shall acquire) a valid undivided percentage ownership interest or security interest in the related Receivables and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, which ownership interest or security interest shall be a perfected first priority ownership interest or security interest upon the filing of the financing statements required to be filed by Section 3.01(b)(i) or the documents required to be delivered pursuant to Section 3.01, as applicable.  No effective financing statement or other instrument similarly in effect covering any Contract or any Pool Receivable or Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement or in favor of the Seller and the Agent relating to each Sale Agreement.

(h)  Each Seller Report, Weekly Report and Daily Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or any Affiliate thereof), information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Facility Agent or Owner in connection with this Agreement is and will be accurate in all material respects as of its date or as of the date so furnished; provided, however, that to the extent that any such Seller Report, Weekly Report, Daily Report, information, exhibit, financial statement or other report or document was based upon or constitutes a forecast or projection, the Seller represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such Seller Report, Weekly Report, Daily Report, information, exhibit, financial statement or other report or document.  In addition (and subject to the proviso above), none of the foregoing reports or documents contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(i)  The jurisdiction of organization and the principal place of business and chief executive office of the Seller, and the office where the Seller keeps its Records concerning the Pool Receivables, are located in the jurisdiction or at the address, as applicable, specified in Schedule III hereto (or, by notice to the Agent in accordance with Section 5.01(c), at such other locations in jurisdictions, within the United States, where all actions required by Section 6.05(a) have been taken and completed).  In addition, Schedule III lists the organizational identification number of the Seller.

(j)  The names and addresses of all the Lock-Box Banks, together with the lock-box numbers related to, and the account numbers and owners (the Seller or any Originator) of, the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule I hereto or a supplement thereto (or such other Lock-Box Banks and/or such other Lock-Box Accounts as have been notified to the Agent in accordance with Section 5.03(d)).

(k)  Since the date of its formation, the Seller has not engaged in any activity other than that contemplated by the Transaction Documents (or the “Transaction Documents” as defined in the Prior Receivables Purchase Agreement) or entered into any commitment or incurred any Debt other than pursuant to, or as permitted under, the Transaction Documents (or the “Transaction Documents” as defined in the Prior Receivables Purchase Agreement).

(l)  The Seller has not maintained, contributed to or, except as may be deemed or imposed under ERISA or the Code, incurred or assumed any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

(m)  The Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Pool Receivable or the Collections with respect thereto to any Person other than as contemplated by this Agreement (or the Prior Receivables Purchase Agreement) or that has been released by the Agent from the Receivables Pool.

(n)  Since January 1, 2003, the Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

(o)  The Seller has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy.

(p)  Except under the US/Canadian Lock-Box Agreements, the Seller has not granted any Person dominion or control of any US/Canadian Lock-Box Account, or the right to take dominion or control over any US/Canadian Lock-Box Account at a future time or upon the occurrence of a future event, or purport to do any such thing at a future time or upon the occurrence of a future event.

(q)  With respect to each transfer to it of any Pool Receivables, the Seller has purchased such Pool Receivables from an Originator in exchange for payment (made by the Seller to such Originator in accordance with the provisions of the Sale Agreement) in an amount which constitutes fair consideration and approximates fair market value for such Pool Receivables and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm’s-length transaction between unaffiliated parties.  No such sale has been made for or on account of an antecedent debt owed by any Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the US Bankruptcy Code or any insolvency law in Canada or other jurisdiction and no such sale is or may be a transfer at an undervalue or a preference.

(r)  The Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject the Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under Sale Agreement.  The Seller has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges.  The Seller is not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Seller’s knowledge, as a transferee.  As of the date hereof, the Seller has not agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise.

(s)  (i) No transaction contemplated by this Agreement or any of the other Transaction Documents with respect to the Seller requires compliance with any bulk sales act or similar law (other than the Bulk Sales Act (Newfoundland and Labrador).  (ii)  The express terms of each Contract in respect of each Receivable originated by the Canadian Originator require that the Outstanding Balance thereof be paid to a location outside the Province of Quebec.

(t)  Each Purchase from the Seller under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

(u)  The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”.

(v)  (i) The Seller and, to its knowledge, its Affiliates, are not in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Law”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii)  The Seller and, to its knowledge, its Affiliates and their respective brokers or other agents acting or benefiting in any capacity in connection with transactions contemplated by this Agreement and the other Transaction Documents, are not any of the following:

(A)  a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(B)  a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(C)  a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(D)  a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the US Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(iii)  The Seller and to its knowledge, its Affiliates and their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement and the other Transaction Documents, do not (A) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (ii) above, (B) deal in, or otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order, or (C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(w)  No proceeds of any purchase will be used by the Seller for a purpose that violates any law, rule or regulation applicable to the Seller, including, without limitation, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(x)  No Receivable originated by the Canadian Originator was issued for an amount in excess of the fair market value of the products or services provided by the Canadian Originator to which the Receivable relates, and no Records with respect to any Receivable originated by the Canadian Originator contain any “personal information” as defined in, or any other information regulated under, (i) An Act respecting The Protection of Personal Information in the Private Sector (Quebec), (ii) the Personal Information Protection and Electronic Documents Act (Canada), or (iii) any other similar statutes of Canada or any province in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information.

SECTION 4.02.      Representations and Warranties of the Servicer.  The Servicer represents and warrants as follows:

(a)  The Servicer (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a material adverse effect upon (A) the financial condition or operations of the Servicer or (B) the ability of the Servicer to perform its obligations under this Agreement or any other Transaction Document to which the Servicer is a party; (iii) has the requisite corporate power and authority and the legal right to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; and (iv) subject to specific representations set forth herein regarding ERISA, tax laws and other laws, is in compliance with all applicable provisions of law except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon (A) the financial condition or operations of the Servicer or (B) the ability of the Servicer to perform its obligations under this Agreement or any other Transaction Document to which the Servicer is a party.  The Servicer is entitled to the benefits of the Treaty.

(b)  The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Servicer’s corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Servicer’s charter or by-laws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Servicer under, or result in or require the creation of any Lien upon or security interest in any property of the Servicer pursuant to the terms of, any Contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting the Servicer or any of its properties.

(c)  No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery and performance by the Servicer of any Transaction Document to which it is a party.

(d)  This Agreement has been, and each other Transaction Document to which the Servicer is a party when delivered will have been, duly executed and delivered by the Servicer.  This Agreement is, and the other Transaction Documents to which the Servicer is party when delivered hereunder will be, the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

(e)  There is no pending or, to the knowledge of the Servicer, threatened action or proceeding affecting the Servicer or any of its properties or assets before any court, governmental agency or arbitrator which could reasonably be expected to materially adversely affect (i) the financial condition or operations of the Servicer or (ii) the ability of the Servicer to perform its obligations under this Agreement or any other Transaction Document to which the Servicer is a party, or which purports to affect the legality, validity or enforceability of any Transaction Document or the transactions contemplated hereby or thereby.

(f)  Each Seller Report, Weekly Report and Daily Report (if prepared by the Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Servicer or any Affiliate thereof), information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Servicer to the Agent, any Facility Agent or any Owner in connection with this Agreement is and will be accurate in all material respects as of its date or as of the date so furnished; provided, however, that to the extent that any such Seller Report, Weekly Report, Daily Report, information, exhibit, financial statement or other report or document was based upon or constitutes a forecast or projection, the Servicer represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such Seller Report, Weekly Report, Daily Report, information, exhibit, financial statement or other report or document.  In addition (and subject to the proviso above), none of the foregoing reports or documents contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(g)  Since January 1, 2003, the Servicer has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

(h)  The Servicer has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy or in accordance with Section 6.02(b).

ARTICLE V

GENERAL COVENANTS OF THE SELLER
AND THE SERVICER

SECTION 5.01.     Affirmative Covenants of the Seller.  Until the later of (i) the Commitment Termination Date and (ii) the date upon which no Capital shall be existing and no Yield, fees or other amounts remain unpaid under this Agreement, the Seller will, unless the Agent shall otherwise consent in writing:

(a)  Compliance with Laws, Etc.  Comply in all material respects with all applicable federal, state, provincial, territorial, foreign and local laws, rules, regulations and orders with respect to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

(b)  Preservation of Corporate Existence.  (i) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, (ii) and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification would materially adversely affect the interests of the Owners, the Facility Agents or the Agent hereunder or in the Pool Receivables and Related Security, or the ability of the Seller or the Servicer to perform their respective obligations hereunder or the ability of the Seller to perform its obligations under the Contracts and (iii) continue to be a corporation resident in the United States and entitled to the benefits of the Treaty.

(c)  Offices, Records and Books of Accounts.  (i) Keep its principal place of business and chief executive office and the offices where it keeps its Records concerning the Pool Receivables at the address of the Seller referred to in Section 4.01(i) or, upon at least 30 days’ prior written notice to the Agent, at any other location in a jurisdiction where all actions required by Section 6.05(a) shall have been taken, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates on which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

(d)  Performance and Compliance with Contracts and Credit and Collection Policy.  At its expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

(e)  Examination of Records; Audits.  (i) From time to time (but no more often than two times per calendar year prior to the occurrence of a Potential Event of Termination) upon two days prior notice and during regular business hours as requested by the Agent (such two days prior notice shall not be required following the occurrence of an Event of Termination), permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of any Originator, the Seller, their respective Affiliates or the agents of such Originator, the Seller or their respective Affiliates, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of any Originator, the Seller, their respective Affiliates or the agents of such Originator, the Seller or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller’s performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, and (ii) at the request of the Agent within 90 days after the end of each fiscal year of the Seller commencing with the fiscal year of the Seller ending on December 31, 2010, and at the request of the Agent at any time and from time to time upon the occurrence and during the continuance of any Event of Termination or Potential Event of Termination, at the expense of the Seller, cause a party acceptable to the Agent to perform, and deliver to the Agent, a written report of an audit conducted by such accountants with respect to the Pool Receivables, Credit and Collection Policy, Lock-Box Account activity and the Seller’s performance of its obligations under this Agreement, the Fee Letter and the Sale Agreement on a scope and in a form reasonably requested by the Agent for such audit.

(f)  Keeping of Records and Books of Account.  (i) Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, (ii) to the extent Records are in written form, segregate such Records in file cabinets or storage containers and appropriately label such file cabinets or storage containers to reflect that the Receivables and Related Security and Collections have been conveyed to the Agent on behalf of the Owners, and (iii) to the extent such Records constitute computer programs and other non-written Records, appropriately legend such Records to reflect that the Receivables and Related Security and Collections have been conveyed to the Agent on behalf of the Owners.

(g)  Deposits to Lock-Box Accounts.  Instruct, or cause the Servicer to instruct, all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account, provided that the Seller need not so instruct Obligors of Receivables originated by the Canadian Originator until the earlier of June 9, 2010 and the Canadian Lock-Box Effective Date, and, if the Seller or any Originator shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.07), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to a Lock-Box Account within two Business Days following such receipt.

(h)  Maintenance of Separate Existence.  Do all things necessary to maintain its corporate existence separate and apart from each Originator and other Affiliates of the Seller, including, without limitation, (i) maintaining proper corporate records and books of account separate from those of such Affiliates; (ii) maintaining its assets, funds and transactions separate from those of such Affiliates, reflecting such assets, funds and transactions in financial statements separate and distinct from those of such Affiliates, and evidencing such assets, funds and transactions by appropriate entries in the records and books referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Seller and such Affiliates; (iii) holding such appropriate meetings or obtaining such appropriate consents of its Board of Directors as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by its Board of Directors, keeping minutes of such meetings and of meetings of its stockholders and observing all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law); (iv) at all times entering into its contracts and otherwise holding itself out to the public under the Seller’s own name as a legal entity separate and distinct from such Affiliates; and (v) conducting all transactions and dealings between the Seller and such Affiliates on an arm’s-length basis.

(i)  Compliance with Opinion Assumptions and Charter and By-Laws.  Without limiting the generality of subsection (h) above, maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the opinions set forth in the legal opinions delivered to the Agent pursuant to Section 3.01(b)(i), and comply with, and cause compliance with, the provisions of the charter and by-laws of the Seller delivered to the Agent pursuant to Section 3.01 as the same may, from time to time, be amended, supplemented or otherwise modified.

(j)  Purchase of Pool Receivables from Originators.  With respect to each Pool Receivable acquired from an Originator by the Seller, pay to such Originator (in accordance with the Sale Agreement) an amount which constitutes fair consideration and approximates fair market value for such Pool Receivable and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm’s-length transaction between unaffiliated parties.

(k)  Nature of Business and Permitted Transactions.  Engage solely in the businesses and transactions authorized by Section 3 of its charter.

(l)  Sale Agreement.  At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Sale Agreement, maintain the Sale Agreement in full force and effect, enforce such Sale Agreement in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to the Sale Agreement such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.

(m) Independent Director.  At all times have an Independent Director and ensure that all corporate actions relating to (x) the selection, maintenance or replacement of the Independent Director, (y) the dissolution or liquidation of the Seller or (z) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous consent of the Seller’s directors, including the Independent Director; and (i) at least one member of the board of directors of Seller shall at all times be Donald J. Puglisi or an Independent Director employed for the purpose of providing director services to special purpose entities by Global Securitization Services, LLC, Lord Securities Corporation or another securitization administration firm reasonably acceptable to the Agent (such acceptability of any such firm must be evidenced in writing signed by the Agent), provided that if the Seller shall have used commercially reasonable efforts to engage an Independent Director from such firms and shall not have succeeded in such efforts, then such Independent Director shall be reasonably acceptable to the Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Agent), and (ii) none of the Seller or the Originator, any of Seller’s shareholders or directors or any of their respective Affiliates shall remove any Independent Director or replace any Independent Director except with an Independent Director satisfying the criteria set forth in the preceding clause (i), in each case without the prior written consent of the Agent, which consent shall not be unreasonably withheld.  The Seller shall compensate each Independent Director in accordance with its agreement with such Independent Director (or the company employing such Independent Director as a part of its business of supplying director services to special purpose entities).  No Independent Director shall at any time serve as a trustee in bankruptcy for the Seller or the Originator or any of their respective Affiliates.  The certificate of organization of the Seller shall provide that the directors of the Seller shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless each Independent Director shall approve the taking of such action in writing prior to the taking of such action.

SECTION 5.02.     Reporting Requirements of the Seller.  Until the later of (i) the Commitment Termination Date and (ii) the date upon which no Capital shall be existing and no Yield, fees or other amounts remain unpaid under this Agreement, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent and each Facility Agent:

(a)  as soon as available and in any event within 60 days after the end of each fiscal year of the Seller, a copy of the financial statements for such year for the Seller certified in a manner acceptable to the Agent by the Chief Financial Officer, Vice President or Treasurer of the Seller;

(b)  as soon as possible and in any event within two days after an officer of the Seller, Crown (USA), an Originator or the Parent first becomes aware of each Event of Termination or Potential Event of Termination continuing on the date of such statement, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Potential Event of Termination and the action which the Seller has taken and proposes to take with respect thereto; and

(c)  such other information, documents, records or reports respecting the Receivables, the Related Security, the Contracts or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

SECTION 5.03.     Negative Covenants of the Seller.  Until the later of (i) the Commitment Termination Date and (ii) the date upon which no Capital for any Receivable Interest shall be existing and no Yield, fees or other amounts remain unpaid under this Agreement, the Seller will not, without the written consent of the Agent:

(a)  Sales, Adverse Claims, Etc.  Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller’s undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any deposit account to which any Collections of any Pool Receivable are sent (including, without limitation, any Lock-Box Account), or assign any right to receive income in respect thereof.

(b)  Extension or Amendment of Receivables.  Except as otherwise permitted in Section 6.02, extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)  Change in Business or Credit and Collection Policy.  Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, be reasonably likely to impair the collectibility of the Pool Receivables.

(d)  Change in Payment Instructions to Obligors.  Add or terminate any bank as a Lock-Box Bank or any deposit account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days’ prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Lock-Box Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller or any Originator, as applicable.

(e)  Deposits to Lock-Box Accounts.  Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

(f)  Change of Name, Etc.  Change its name, identity, form of legal structure or jurisdiction of organization, unless, prior to the effective date of any such change, the Seller delivers to the Agent (i) UCC financing statements, executed by the Seller and, if applicable, each Originator, necessary to reflect such change and to continue the perfection of the ownership interests or security interests in the Receivables and Related Security and Collections contemplated by this Agreement and (ii) if the identity or structure of the Seller has changed and such change adversely affects the rights of the Agent under then existing US/Canadian Lock-Box Agreements with the Seller to take control of the US/Canadian Lock-Box Accounts pursuant to Section 6.03(a), new US/Canadian Lock-Box Agreements executed by the Seller and the US/Canadian Lock-Box Banks, to the extent necessary to reflect such changes and to continue to enable the Agent to exercise such rights.

(g) Debt.  Except as otherwise provided herein or in any Sale Agreement, create, incur, assume or suffer to exist any indebtedness, other than (i) indebtedness of the Seller representing fees, expenses and indemnities arising hereunder or under any Sale Agreement for the purchase price of the Receivables under such Sale Agreement, and (ii) other indebtedness of the Seller incurred in the ordinary course of its business in an amount not to exceed $13,475 at any time outstanding.

(h)  Lease Obligations.  Create, incur, assume or suffer to exist any obligations as lessee for the rental or lease of real or personal property, other than for the lease or rental of an office space or office equipment for use by the Seller in the ordinary course of its business.

(i)  ERISA.  Adopt, maintain, contribute to or, except as may be deemed or imposed under ERISA or the Code,  incur or assume any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

(j)  Investments in Other Persons.  Except as otherwise provided herein or in the Sale Agreement, make or hold any Investment in any Person.

(k)  Sales, Etc., of Assets.  Except as contemplated by this Agreement, sell, lease, transfer or otherwise dispose of any assets.

(l)  Merger, Etc.  Consolidate with or merge into any other Person.

(m)  Organizational Documents.  Amend, supplement or otherwise modify Section 3, 6 or 7 of its charter or Section 1, 3, 4 or 16 of Article II of its by-laws, in each case furnished to the Agent pursuant to Section 3.01.

(n)  Accounting.  Account for (including for accounting and tax purposes) or otherwise treat the transactions contemplated by the Sale Agreements in any manner other than as sales of Receivables by any Originator to the Seller, or account for (other than for tax purposes) or otherwise treat the transactions contemplated by this Agreement in any manner other than as sales of Receivable Interests by the Seller to the Agent for the account of the Purchasers.

(o)  Sale Agreements.  (i) Cancel or terminate the Sale Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of the Sale Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Sale Agreement or (iv) take any other action under the Sale Agreement not required by the terms thereof that would impair the value of the Owners’ interest therein or the rights or interests of the Seller thereunder or of the Agent or any Owner or Indemnified Party hereunder or thereunder.

(p)  Anti-Terrorism Law.  (i) Conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any of the following Persons:

(1)           Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(2)           Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)           Person or entity with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, including the Executive Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

(4)           Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5)            Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the US Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list;

(ii)  deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii)  engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Seller shall deliver to the Purchasers and the Agent any certification or other evidence requested from time to time by any Purchaser or the Agent in its reasonable discretion, confirming the Seller’s compliance with this Section 5.03(p)).

(q)  Embargoed Person.  At all times throughout the term of this Agreement, (i) none of the funds or assets of the Seller that are used to repay Capital, Yield and other amounts owed by the Seller hereunder shall constitute property of, or shall be beneficially owned directly or, to the knowledge of the Seller, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC), US Department of the Treasury, and/or to the knowledge of the Seller, as of the date thereof, based upon reasonable inquiry by the Seller, on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Seller (whether directly or indirectly), is prohibited by law, or the Purchases made by the Purchasers would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person shall have any direct interest, and to the knowledge of the Seller, as of the date hereof, based upon reasonable inquiry by the Seller, indirect interest, of any nature whatsoever in the Seller, with the result that the investment in the Seller (whether directly or indirectly), is prohibited by law or any Purchases made hereunder are in violation of law.

(r)  Anti-Money Laundering.  At all times throughout the term of this Agreement, to the knowledge of the Seller, as of the date hereof, based upon reasonable inquiry by the Seller, none of the funds of the Seller, that are used to repay Capital, Yield and all other amounts owed by the Seller hereunder shall be derived from any unlawful activity, with the result that the investment in the Seller (whether directly or indirectly), is prohibited by law or the Purchases made hereunder would be in violation of law.

(s)  Canadian Dollar Receivables.  Permit the terms of any Contract (express or otherwise) in respect of any Receivable originated by the Canadian Originator to require or permit payment of the Outstanding Balance thereof in the Province of Quebec.

SECTION 5.04.     Affirmative Covenants of the Servicer.  Until the later of (i) the Commitment Termination Date and (ii) the date upon which no Capital for any Receivable Interest shall be existing and no Yield, fees or other amounts remain unpaid under this Agreement, the Servicer will, unless the Agent shall otherwise consent in writing:

(a)  Compliance with Laws, Etc.  Comply with all applicable federal, state, provincial, territorial, foreign and local laws, rules, regulations and orders with respect to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon (x) the financial condition or operations of the Servicer or (y) the ability of the Servicer to perform its obligations under this Agreement or any other Transaction Document to which the Servicer is a party.

(b)  Preservation of Corporate Existence.  (i) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification would materially adversely affect the interests of the Owners, the Facility Agents or the Agent hereunder or in the Pool Receivables and Related Security, or the ability of the Servicer to perform its obligations hereunder and (iii) continue to be a corporation resident in the United States and entitled to the benefits of the Treaty.

(c)  Books of Accounts.  Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates on which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

(d)  Performance and Compliance with Contracts and Credit and Collection Policy.  At its expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

(e)  Examination of Records; Audits.  (i) From time to time (but no more often than two times per calendar year prior to the occurrence of a Potential Event of Termination) upon two days prior notice and during regular business hours as requested by the Agent (such two days prior notice shall not be required following the occurrence of an Event of Termination), permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of any Originator, the Seller, the Servicer, their respective Affiliates or the agents of such Originator, the Seller, the Servicer or their respective Affiliates, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of any Originator, the Seller, the Servicer, their respective Affiliates or the agents of such Originator, the Seller, the Servicer, or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Servicer’s performance hereunder or under the Contracts with any of the officers or employees of the Servicer having knowledge of such matters, and (ii) at the request of the Agent within 90 days after the end of each fiscal year of the Servicer commencing with the fiscal year of the Seller ending on December 31, 2010, and at the request of the Agent at any time and from time to time upon the occurrence and during the continuance of any Event of Termination or Potential Event of Termination, at the expense of the Servicer, cause a party acceptable to the Agent to perform, and deliver to the Agent, a written report of an audit conducted by such accountants with respect to the Pool Receivables, Credit and Collection Policy, Lock-Box Account activity and the Servicer’s performance of its obligations under this Agreement and each Sale Agreement on a scope and in a form reasonably requested by the Agent for such audit.

(f)  Keeping of Records and Books of Account.  (i) Keep, or cause to be kept, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, (ii) to the extent Records are in written form, segregate such Records in file cabinets or storage containers and appropriately label such file cabinets or storage containers to reflect that the Receivable Interests have been conveyed to the Agent on behalf of the Owners, and (iii) to the extent such Records constitute computer programs and other non-written Records, appropriately legend such Records to reflect that the Receivable Interests have been conveyed to the Agent on behalf of the Owners.

(g)  Deposits to Lock-Box Accounts.  Instruct all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account, provided that the Servicer need not so instruct Obligors of Receivables originated by the Canadian Originator until the earlier of June 9, 2010 and the Canadian Lock-Box Effective Date, and, if the Servicer shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.07), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to a Lock-Box Account within two Business Days following such receipt.

(h)  Amendments to Existing Credit Facilities.   Furnish to the Agent and each Facility Agent as soon as possible and in any event within two days after the effectiveness of such amendment, a copy of any amendment to the Existing Credit Facilities which amends Section 10.1(e) thereof or any of the definitions of “Attributable Debt”, “Capital Stock”, “Capitalized Lease”, “Capitalized Lease Obligation”, “First Lien Notes”, “First Lien Notes Indenture”, “Guarantee Obligation”, “Hedging Agreement”, “Indebtedness”, “Material Indebtedness” or “Subsidiary” set forth therein.

SECTION 5.05.     Negative Covenants of the Servicer.  Until the later of (i) the Commitment Termination Date and (ii) the date upon which no Capital for any Receivable Interest shall be existing and no Yield, fees or other amounts remain unpaid under this Agreement, the Servicer will not, without the written consent of the Agent:

(a)  Extension or Amendment of Receivables.  Except as otherwise permitted in Section 6.02, extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(b)  Change in Business or Credit and Collection Policy.  Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, be reasonably likely to impair the collectibility of the Pool Receivables.

(c)  Change in Payment Instructions to Obligors.  Add or terminate any bank as a Lock-Box Bank or any deposit account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days’ prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Lock-Box Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller or any Originator, as applicable.

(d)  Deposits to Lock-Box Accounts.  Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables; provided, that if notwithstanding the foregoing any such cash or cash proceeds are so deposited, Servicer shall identify, segregate and remove such cash or cash proceeds within 2 Business Days of their deposit or credit.

(e)  Carrying on Business.  Perform or, except in compliance with Section 11.15 hereof, cause to be performed (whether by itself or by any delegatee) any of its obligations as Servicer hereunder through a permanent establishment in Canada.

SECTION 5.06.     Canadian Lock-Box Covenant.  Each of the Seller and the Servicer shall use its reasonable best efforts to promptly open a new US/Canadian Lock-Box Account for receipt of Collections of Canadian Dollar Receivables and enter into a US/Canadian Lock-Box Agreement with respect thereto.  The first date on which such new US/Canadian Lock-Box Account shall have been opened and such US/Canadian Lock-Box Agreement shall have taken effect is herein referred to as the “Canadian Lock-Box Effective Date”.

ARTICLE VI

ADMINISTRATION AND COLLECTION

SECTION 6.01.     Designation of Servicer.  The Pool Receivables shall be serviced, administered and collected by the Person (the “Servicer”) designated to do so from time to time in accordance with this Section 6.01.  Until the Agent designates a new Servicer, Crown (USA) is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.  The Agent may at any time following the occurrence and during the continuance of an Event of Termination, with the consent of or upon the instruction of the Majority Facility Agents, designate as Servicer any Person (including itself) to succeed Crown (USA) or any successor Servicer, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof.  The Servicer may subcontract with any Originator to service, administer or collect the Pool Receivables that such Originator creates, and may, with the prior consent of the Agent, subcontract with any other Person to service, administer or collect the Pool Receivables, provided that (i) such Originator or other Person with whom the Servicer so subcontracts shall not become the Servicer hereunder unless the Majority Facility Agents shall have consented thereto (it being agreed and understood that there shall only be one Servicer at any time), (ii) the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof, (iii) the Purchasers, the Facility Agents and the Agent shall not be deemed to be parties to any sub-servicing agreement and shall have no obligations, duties or liabilities with respect to any sub-servicer, (iv) the Servicer may not subcontract with any Canadian (as defined in Section 11.15) as a sub-servicer other than in accordance with Section 11.15, and the failure to comply with the provisions of Section 5.05(e) or 11.15 of this Agreement, Section 2.01(d) of the Sale Agreement (as it relates to compliance with the last paragraph of Section 5.01 of the Sale Agreement and Section 11.15 of this Agreement) or the last paragraph of Section 5.01 of the Sale Agreement shall constitute a termination of any such sub-servicer appointed by such Servicer and (v) any replacement of any Servicer shall constitute a termination of any sub-servicer appointed by such Servicer.

SECTION 6.02.     Duties of Servicer.

(a)  The Servicer shall take or cause to be taken all such commercially reasonable actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  Each of the Seller, the Purchasers, the Facility Agents and the Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts.

(b)  The Servicer shall set aside and hold in trust for the account of the Seller, the Agent, the Facility Agents and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06, but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting Collections prior to the remittance thereof in accordance with such Sections.  If instructed by the Agent, the Servicer shall segregate and deposit with a bank (which may be Rabobank) designated by the Agent all Collections of Pool Receivables on the first Business Day following receipt by the Servicer of such Collections.  If no Event of Termination or Potential Event of Termination shall have occurred and be continuing, Crown (USA), while it is the Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as Crown (USA) may determine to be appropriate to maximize Collections thereof, (ii) extend the term of any Contract and (iii) adjust any other terms and conditions of any Contract if, but only if (in the case of this clause (iii)), the Servicer gives at least two Business Days’ prior written notice of such adjustments to the Agent and the Agent agrees in writing to such adjustments.

(c)  The Servicer shall administer the Collections in accordance with the procedures described herein and in Section 2.07.  The Servicer shall set aside and hold in trust for the account of the Seller in accordance with subsection (b) of this Section 6.02, (i) the Seller’s allocable share of the Collections of Pool Receivables less all reasonable out-of-pocket costs and expenses of such Servicer of servicing, administering and collecting the Pool Receivables to the extent not covered by the Servicer Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable in accordance with Section 2.07.  The Servicer shall, if not Crown (USA), as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(d)  The Servicer shall hold in trust for the Seller, the Agent, each Facility Agent and each Owner, in accordance with their respective interests, all Records that evidence or relate to the Pool Receivables.  The Servicer shall, upon the occurrence and during the continuance of any Event of Termination, and at the request of the Agent, provide to the Agent the Records with respect to the Pool Receivables.

(e)  The Servicer shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for each Owner pursuant to Section 2.05 or 2.06.

SECTION 6.03.     Rights of the Agent.

(a)  The Agent is hereby authorized at any time after the occurrence and during the continuance of a Potential Event of Termination or an Event of Termination, to date, and to deliver to the Lock-Box Banks, the Lock-Box Notices referred to in the Lock-Box Agreements.  The Seller and Crown (USA) each hereby, when the Agent shall deliver such Lock-Box Notices to the Lock-Box Banks, transfers to the Agent the exclusive ownership, dominion and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take any further action that the Agent may reasonably request to effect such transfer.  Further, the Agent may notify at any time after the occurrence and during the continuance of a Potential Event of Termination or an Event of Termination, and at the Seller’s expense the Obligors of Pool Receivables, or any of them, of the ownership of the Receivable Interests by the Agent on behalf of the Owners.

(b)  At any time following the designation by the Agent of a Servicer other than Crown (USA) pursuant to Section 6.01:

(i)  The Agent may direct the Obligors of Pool Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Agent or its designee.

(ii)  The Seller and Crown (USA) each shall, at the Agent’s request and at the Seller’s and Crown (USA)’s expense, give notice of the ownership of the Receivable Interests by Agent on behalf of the Owners and direct the Obligors to make such payments directly to the Agent or its designee.

(iii)  The Seller and Crown (USA) each shall, at the Agent’s request, (A) assemble all of the Records which evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place reasonably selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner reasonably acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

(iv)  The Agent may take any and all commercially reasonable steps in the Seller’s or Crown (USA)’s name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller’s or Crown (USA)’s name on checks and other instruments representing Collections, enforcing such Pool Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller or Crown (USA) might have done.

SECTION 6.04.     Responsibilities of the Seller.  Anything herein to the contrary notwithstanding:

(a)  The Seller and Crown (USA) each shall perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if the Receivable Interests had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not release Crown (USA) or the Seller from such obligations or its obligations with respect to Pool Receivables or under the related Contracts; and

(b)  Neither the Agent, the Facility Agents nor the Owners shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

SECTION 6.05.     Further Action Evidencing Purchases.

(a)  The Seller and the Servicer each agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect, protect or more fully evidence the Receivable Interests purchased by the Agent on behalf of the Owners hereunder, or to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies hereunder or under the Certificate.  Without limiting the generality of the foregoing, the Seller and the Servicer each will upon the request of the Agent:  (i) file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect, protect or evidence such Receivable Interests; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Receivable Interests have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

(b)  The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto, now existing or hereafter arising, without the signature of the Seller where permitted by law.  A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.

(c)  If the Servicer or the Seller fails to perform any agreement contained herein, then after notice to the Servicer or the Seller, as applicable, the Agent may itself perform, or cause performance of, such agreement, and the reasonable costs and expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 10.01 or Section 11.04, as applicable.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01.     Events of Termination.  If any of the following events (“Events of Termination”) shall occur and be continuing:

(a)  The Seller or the Servicer (if Crown (USA) or any of its Affiliates)  shall fail to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for two Business Days, or the Servicer (if Crown (USA) or any of its Affiliates) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those referred to in Sections 5.05(e), 7.01(c) and 11.15) on its part to be performed or observed and such failure remains unremedied for ten days; or

(b)  Any representation or warranty made or deemed made by the Seller or Servicer or any Originator or any Parent Undertaking Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or in any Seller Report, Weekly Report or Daily Report or any other written report, certificate or information delivered by or on behalf of the Seller, the Servicer or any Originator or any Parent Undertaking Party (or any of their respective officers) pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made or delivered and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller, Crown (USA), such Originator or such Parent Undertaking Party, as the case may be, by the Agent; or

(c)  The Seller or the Servicer (if Crown (USA) or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), 5.01(g), 5.01(m), 5.03, 5.04(e), 5.04(g), 5.05(a), 5.05(b), 5.05(c) or 5.05(d) of this Agreement, or any Originator shall fail to perform or observe any term, covenant or agreement contained in Section 4.01(g), 4.01(i), or 4.02 of the Sale Agreement; or

(d)  The Seller, Crown (USA) (in its capacity as Servicer), any Originator or any Parent Undertaking Party shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document (other than those contained in Section 5.05(e) or 11.15 of this Agreement, Section 2.01(d) of the Sale Agreement (as it relates to compliance with the last paragraph of Section 5.01 of the Sale Agreement and Section 11.15 of this Agreement) or the last paragraph of Section 5.01 of the Sale Agreement) to which it is a party on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller, Crown (USA), such Originator or such Parent Undertaking Party, as the case may be, by the Agent; or

(e)  (i) The Seller shall fail to pay any principal of, or premium or interest on, any of its Debt that is outstanding in a principal amount of at least $13,475 (or the Equivalent thereof in a Foreign Currency), either individually or in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof or (ii) a default shall occur (A) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (B) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (B) is to accelerate the maturity of any such Material Indebtedness or is to enable or permit (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

(f)  The Agent for the benefit of the Owners shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto; or

(g)  The Seller, the Servicer (if Crown (USA) or any of its Affiliates), any Parent Undertaking Party or any Originator or, in the case of any Originator that is a partnership, the general partner of such Originator shall generally not pay its debts as such debts become due, is deemed unable to pay its debts, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Servicer (if Crown (USA) or any of its Affiliates), any Parent Undertaking Party or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, an administration order, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or an administration order is granted or any notice of intention to appoint an administrator is given in relation to it, or seeking the entry of an order for relief or the appointment of a receiver, an administrative receiver, a receiver manager, a trustee, a custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of an administrator, a receiver, an administrative receiver, a receiver manager, a trustee, a custodian or other similar official for, it or for any substantial part of its property) shall occur, or an encumbrancer takes possession of all or any substantial part of its undertaking, property or assets of such person, or a distress, diligence, execution or other process is levied or enforced upon or sued out against all or any part of its undertaking, property or assets and such possession or process (as the case may be) is not discharged or has not ceased to apply within thirty days; or the Seller, the Servicer (if Crown (USA) or any of its Affiliates), any Parent Undertaking Party or any Originator shall take any corporate or partnership action to authorize any of the actions set forth above in this subsection (g); or

(h)  The Net Receivables Pool Balance shall be less than the Required Net Receivables Pool Balance for a period of two consecutive Business Days or more; or

(i)  Since December 31, 2008, there shall have been any material adverse change in the financial condition or operations of the Seller or Crown (USA) or any Parent Undertaking Party or any Originator, other than to the extent expressly set forth on Schedule V hereto or disclosed in any public filing prior to the date hereof with the Securities and Exchange Commission, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Servicer (if Crown (USA) or any of its Affiliates) to collect Pool Receivables or the ability of the Servicer (if Crown (USA) or any of its Affiliates) to perform hereunder, other than to the extent expressly set forth on Schedule V hereto or disclosed in any public filing prior to the date hereof with the Securities and Exchange Commission; or

(j)  Any material provision of any Transaction Document shall for any reason cease to be a legal, valid and binding obligation under any applicable law of the Seller, the Servicer (if Crown (USA) or any of its Affiliates), any Parent Undertaking Party or any Originator, as applicable, or the Seller, the Servicer (if Crown (USA) or any of its Affiliates), any Parent Undertaking Party or any Originator, as applicable, shall so state in writing; or

(k)  The Parent, or another corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent, shall cease to own, directly or indirectly, 100% of the outstanding shares of stock of the Seller; or

(l)  A Change of Control shall occur; or

(m)  Section 3, 6 or 7 of the charter, or Section 1, 3, 4, or 16 of Article II of the by-laws, of the Seller shall be amended, supplemented or otherwise modified without consent of the Agent; or

(n)  the average of the Default Ratios, computed for each of the three immediately preceding Monthly Periods shall exceed 3.0%; or

(o)  the Days Sales Outstanding shall exceed 60 during any Monthly Period;

(p)  the average of the Dilution Ratios, computed for each of the three immediately preceding Monthly Periods shall exceed 4.0%; or

(q)  the Canadian Lock-Box Effective Date shall not have occurred on or prior to June 9, 2010;

then, and in any such event, the Agent shall, at the request, or may with the consent, of the Majority Facility Agents, by notice to the Seller and the Servicer declare the Commitment Termination Date to have occurred, whereupon the Commitment Termination Date shall forthwith occur; provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (g) of this Section 7.01, the Commitment Termination Date shall occur; and the Agent may, with the consent of or upon the instruction of the Majority Facility Agents, replace the Servicer pursuant to Section 6.01.  Upon any such occurrence of the Commitment Termination Date, the Agent and each Owner shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the PPSA or the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.  Without limiting the foregoing or the general applicability of Article IX hereof, any Owner may elect to assign any Receivables and Related Security and Collections owned by such Owner to an Assignee pursuant to Section 9.01 following the occurrence of any Event of Termination.

ARTICLE VIII

THE ADMINISTRATIVE AGENT
AND THE FACILITY AGENTS

SECTION 8.01.     Authorization and Action.

(a)  Each Facility Agent and each Owner and Purchaser hereby appoints Rabobank as Agent hereunder and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  When requested to do so by the Majority Facility Agents, the Agent shall take such action or refrain from taking such action as the Majority Facility Agents direct under or in connection with or on any matter relating to the Seller or the Servicer, this Agreement and all other Transaction Documents.  In the event of a conflict between a determination or calculation made by the Agent and a determination or calculation made by any Owner or the Facility Agents, the determination or calculation of the Majority Facility Agents shall control.

(b)  Each Nieuw Amsterdam Owner hereby accepts the appointment of Rabobank as the Nieuw Amsterdam Facility Agent hereunder, and authorizes such Nieuw Amsterdam Facility Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Nieuw Amsterdam Facility Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.  Each Atlantic Owner hereby accepts the appointment of Credit Agricole Corporate and Investment Bank New York Branch as the Atlantic Facility Agent hereunder, and authorizes such Atlantic Facility Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Atlantic Facility Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.  Each other Owner within any other Ownership Group hereby accepts the appointment of the related Facility Agent for such Ownership Group and authorizes and empowers such Facility Agent as provided in the preceding sentence.

(c)  Except for actions which the Agent or any Facility Agent is expressly required to take pursuant to this Agreement or any Conduit Support Document, neither the Agent nor any Facility Agent shall be required to take any action which exposes the Agent or such Facility Agent to personal liability or which is contrary to applicable Law unless the Agent or such Facility Agent shall receive further assurances to its satisfaction from the Owners of the indemnification obligations under Section 8.06 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action.  The Agent agrees to give to each Facility Agent and each Owner prompt notice of each notice and determination given to it by the Seller, the Servicer, any Originator, any Parent Undertaking Party or any Lock-Box Bank, or by it to the Seller, the Servicer, any Originator, any Parent Undertaking Party or any Lock-Box Bank, pursuant to the terms of this Agreement.  Each Facility Agent agrees to give the Agent and such Facility Agent’s respective Owners prompt notice of each notice and determination given to it by the Seller, the Servicer, any Originator, any Parent Undertaking Party or any Lock-Box Bank, or by it to the Seller, the Servicer, any Originator, any Parent Undertaking Party or any Lock-Box Bank, pursuant to the terms of this Agreement.  Notwithstanding the foregoing, neither the Agent nor any Facility Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Termination unless the Agent or such Facility Agent has received notice from a Conduit Purchaser, Alternate Purchaser, any other Facility Agent, the Seller or the Servicer referring to this Agreement, describing such Event of Termination and stating that such notice is a “notice of a Event of Termination”.  Subject to Section 8.07 hereof, the appointment and authority of the Agent and each Facility Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Owner and each Facility Agent of all amounts owing to such Owner and Facility Agent hereunder and (B) the Agent of all amounts due hereunder and (ii) the Termination Date.

SECTION 8.02.     UCC Filings.  The Owners, the Facility Agents, the Seller, and the Servicer expressly recognize and agree that the Agent may be listed as the assignee or secured party of record on, and the Facility Agents and the Owners expressly authorize the Agent to file on their behalf as their agent, the various UCC filings required to be made hereunder and under the Sale Agreement in order to perfect the sale of the Receivables, the Related Security and the Collections from the Seller to the Facility Agents, for the benefit of the Owners, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Facility Agents and the Owners or to execute UCC filings on behalf of the Facility Agents and the Owners and that such listing and/or execution will not affect in any way the status of the Facility Agents and the Owners as the beneficial owners of the Receivables, the Related Security and the Collections.  In addition, such listing or execution shall impose no duties on the Agent other than those expressly and specifically undertaken in accordance with this Article VIII.  In furtherance of the foregoing, each Facility Agent and Owner shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Agent except as provided herein.

SECTION 8.03.     Agent’s and Facility Agents’ Reliance, Etc.

(a)  Neither the Agent nor any Facility Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent or Facility Agent under or in connection with this Agreement (including, without limitation, the Agent’s servicing, administering or collecting Receivables as Servicer pursuant to Article VI hereof), except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Agent and each Facility Agent:  (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made by the Parent Undertaking Parties, the Seller, the Servicer or any Originator in connection with this Agreement or any Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Document on the part of any of the Parent Undertaking Parties, the Seller, the Servicer or the Originators or to inspect the property (including the books and records) of any of the Parent Undertaking Parties, the Seller, the Servicer or the Originators; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or by electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

(b)  Each Facility Agent shall determine with its related Owners the number of such Owners (each, a “Voting Block”) which shall be required to request or direct such Facility Agent to take action, or refrain from taking action, under this Agreement and the other Transaction Documents on behalf of such Owners.  Such Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Facility Agent’s Owners.

(c)  Unless otherwise advised in writing by a Facility Agent or by any Owner on whose behalf such Facility Agent is purportedly acting, each party to this Agreement may assume that (i) such Facility Agent is acting for the benefit of each of its respective Owners, as well as for the benefit of each assignee or other transferee from any such Owner, and (ii) such action taken by such Facility Agent has been duly authorized and approved by all necessary action on the part of the Owners on whose behalf it is purportedly acting.  Each Conduit Purchaser (or, with the consent of all other members of the respective Ownership Group then existing, any other Owner) shall have the right to designate a Facility Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Agent written notice thereof signed by such Owner(s) and the newly designated Facility Agent; provided, however, if such new Facility Agent is not an Affiliate of a Facility Agent that is party hereto, any such designation of a new Facility Agent shall require the consent of the Seller, which consent shall not be unreasonably withheld.  Such notice shall be effective when receipt thereof is acknowledged by the Agent, which acknowledgement the Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be Facility Agent for such Owners under this Agreement.  Each Facility Agent and its respective Owners shall agree among themselves as to the circumstances and procedures for removal and resignation of such Facility Agent.

SECTION 8.04.     Non-Reliance on the Agent and the Facility Agents.  Without limiting the generality of any other provision of this Agreement:

(a)  Each of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent Undertaking Parties, the Seller, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Agent to any such Person.  Each of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents represents to the Agent that it has, independently and without reliance upon the Agent or any other Conduit Purchaser, Alternate Purchaser or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Parent Undertaking Parties, the Seller, the Servicer and the Originators and made its own decision to enter into this Agreement.  Each of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents also represents that it will, independently and without reliance upon the Agent or any other Conduit Purchaser, Alternate Purchaser or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent Undertaking Parties, the Seller, the Servicer and the Originators.  Except for notices, reports and other documents expressly required to be furnished to the Facility Agents and the other Owners by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Conduit Purchaser, any Alternate Purchaser or any Facility Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Parent Undertaking Parties, the Seller, the Servicer or the Originators which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

(b)  Each of the Alternate Purchasers expressly acknowledges that neither its Facility Agent (or any other Facility Agent) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by its Facility Agent (or any other Facility Agent) hereinafter taken, including any review of the affairs of any of the Parent Undertaking Parties, the Seller, the Servicer or the Originators, shall be deemed to constitute any representation or warranty by any Facility Agent to any such Person.  Each of the Alternate Purchasers represents to the Facility Agents that it has, independently and without reliance upon its Facility Agent or any other Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Parent Undertaking Parties, the Seller, the Servicer and the Originators and made its own decision to enter into this Agreement.  Each of the Alternate Purchasers also represents that it will, independently and without reliance upon its Facility Agent or any other Alternate Purchase or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent Undertaking Parties, the Seller, the Servicer and the Originators.  Except for notices, reports and other documents expressly required to be furnished to any Alternate Purchaser by its Facility Agent hereunder, no Facility Agent shall have any duty or responsibility to provide any Alternate Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any of the Parent Undertaking Parties, the Seller, the Servicer or the Originators which may come into the possession of such Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.05.     Agent, Facility Agents and Affiliates.  Rabobank, each Facility Agent and their respective Affiliates may generally engage in any kind of business with the Parent Undertaking Parties, the Seller, the Servicer, the Originators or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Parent Undertaking Parties, the Seller, the Servicer, the Originators or any Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor to the Owners.

SECTION 8.06.     Indemnification.  Each Alternate Purchaser (proportionately in accordance with its commitment percentage) severally agrees to indemnify the Agent (to the extent not reimbursed by the Seller), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided, that (i) an Alternate Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Agent’s gross negligence or willful misconduct and (ii) an Alternate Purchaser shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Facility Agents.  Without limitation of the generality of the foregoing, each Alternate Purchaser (proportionately in accordance with its respective interests) agrees to reimburse the Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement;  provided, that an Alternate Purchaser shall not be responsible for the costs and expenses of the Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Agent and to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

SECTION 8.07.     Successor Agent.  The Agent may resign at any time by giving at least sixty days’ written notice thereof to the Owners, the Facility Agents, the Seller and the Servicer.  Upon any such resignation, the Majority Facility Agents shall have the right to appoint a successor Agent approved by the Seller (which approval will not be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Facility Agents, and shall have accepted such appointment, within sixty days after the retiring Agent’s giving of notice or resignation, then the retiring Agent may, on behalf of the Owners, appoint a successor Agent which, if such successor Agent is not an Affiliate of any of the Facility Agents, is approved by the Seller (which approval will not be unreasonably withheld or delayed), and which successor Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or (iii) an Affiliate of Rabobank and (b) experienced in the types of transactions contemplated by this Agreement.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE IX

ASSIGNMENTS

SECTION 9.01.     Assignment.

(a)  Each Owner may assign to any Assignee, and any Assignee may assign to any other Assignee, some or all of its Receivable Interests.  Upon any such assignment, (i) the Assignee thereof shall become an Owner of such Receivable Interests for all purposes of this Agreement and (ii) the Owner assignor thereof shall relinquish its rights with respect to such Receivable Interests for all purposes of this Agreement.  Such assignment shall be upon such terms and conditions as the assignor and the Assignee of such Receivable Interests may mutually agree; the parties thereto shall deliver to the Agent an Assignment, duly executed by such parties; and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee’s right, title and interest in and to such Receivable Interests, and to enable the Assignee to exercise or enforce any rights hereunder or under the Certificate.  The Agent shall promptly provide notice to the Seller of any such assignment hereunder.

(b)  By executing and delivering an Assignment (in the case of an Owner assignor) and executing and accepting an Assignment (in the case of an Assignee), the Owner assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment, such assigning Owner makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Sale Agreement; (ii) such assigning Owner makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer, any Originator or the Parent Undertaking Parties or the performance or observance by the Seller, the Servicer, any Originator or the Parent Undertaking Parties of any of their obligations under this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received copies of this Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase such Receivable Interests; (iv) such Assignee will, independently and without reliance upon the Agent, any of its Affiliates, such assigning Owner or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto; (v) such Assignee appoints and authorizes the Agent and the related Facility Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto as are delegated to the Agent and the Facility Agent, respectively, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such Assignee appoints as its agent the Servicer from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts.

SECTION 9.02.     Alternate Purchaser’s Assignment of Rights and Obligations.

(a)  Each Alternate Purchaser may assign to any Eligible Assignee all or a portion of its Commitment and its rights and obligations under this Agreement (including, without limitation, all or a portion of its Ownership Group Commitment); provided, however, that (i) each such assignment shall be a constant, and not a varying, percentage of such Alternate Purchaser’s rights and obligations under this Agreement, (ii) in the case of any assignment by any Alternate Purchaser that is not assigning pursuant thereto all of its right and obligations under this Agreement, (A) the amount of the Ownership Group Commitment (determined as of the date of the applicable Assignment and Acceptance) being assigned pursuant to each such assignment shall be at least $5,000,000, or (B) the aggregate amount of all Ownership Group Commitments (determined as of the date of the applicable Assignments and Acceptances) being assigned by such Purchaser on such date to two or more Eligible Assignees that are Affiliates of each other shall be at least $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recording fee of $3,500 and (v) the consent of the Agent and the Seller shall first have been obtained (which consent shall not be unreasonably withheld or delayed and, in the case of the Seller, shall not be required if an Event of Termination has occurred and is continuing unless the assignment in question is to a competitor of the Seller, the Servicer, any Originator or any Parent Undertaking Party).  Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the later of (x) the date the Agent receives the executed Assignment and Acceptance and (y) the date of such Assignment and Acceptance, (I) the assignee thereunder shall be a party hereto and shall have all the rights and obligations of an Alternate Purchaser hereunder and (II) the assigning Alternate Purchaser shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment and acceptance, relinquish its rights and be released from its obligations under this Agreement.

(b)  By executing and delivering an Assignment and Acceptance, the assigning Alternate Purchaser and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Alternate Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Sale Agreement; (ii) the assigning Alternate Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer, any Originator or any Parent Undertaking Party or the performance or observance by the Seller, the Servicer, any Originator or any Parent Undertaking Party of any of its obligations under this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received copies of this Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, its Facility Agent, any of its Affiliates, the assigning Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent and its Facility Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto as are delegated to the Agent or such Facility Agent, as the case may be, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (vii) such Assignee appoints as its agent the Servicer from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts; and (viii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as an Alternate Purchaser.

(c)  The Agent shall maintain at its office referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Owners and the Ownership Group Commitment of, and Capital owned by, each Owner from time to time, which Register shall be available for inspection by the Seller at any reasonable time and from time to time upon reasonable prior notice.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Owners, the Facility Agents and the Agent may treat each Person whose name is recorded in the Register as an Owner hereunder for all purposes of this Agreement.

(d)  Upon its receipt of an Assignment and Acceptance executed by any assigning Alternate Purchaser and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance and (ii) give prompt notice thereof to the Seller and the Servicer.

SECTION 903.     Annotation of Certificate.  The Agent shall annotate the Certificate to reflect assignments made pursuant to Section 9.01 or 9.02 or otherwise.

SECTION 9.04.     Rights of Assignment.  Notwithstanding any provision in this Agreement to the contrary, any Purchaser and, in the event that a Conduit Purchaser assigns any interest in, to and under its Receivable Interests to any Conduit Support Provider, such Purchaser or Conduit Support Provider may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in such Receivable Interests or under this Agreement to secure the obligations of such Person to a Federal Reserve Bank or otherwise to any other federal governmental authority or special purpose entity formed or sponsored by any such federal governmental authority, in each case without notice to or the consent of the Seller or the Servicer:

ARTICLE X

INDEMNIFICATION

SECTION 10.01.     Seller Indemnities.  Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, and whether or not any of the transactions contemplated hereby are consummated, the Seller hereby agrees to indemnify each Indemnified Party from and against, and hold each thereof harmless from, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of, or resulting from, in whole or in part, one or more of the following:  (a) this Agreement or any other Transaction Document or any other agreement or document delivered or to be delivered in connection with this Agreement; (b) the use of proceeds of any Purchase or reinvestment; (c) the interest of any Owner in any Receivable, any Contract or any Related Security; (d) any transaction contemplated by this Agreement or any other Transaction Document or any other agreement or document delivered or to be delivered in connection with this Agreement; or (e) any action taken or omitted by any Indemnified Party in good faith in reliance on any notice or other written communication in the form of an e-mail or a telecopy or facsimile purporting to be from the Seller; excluding, however, amounts to the extent resulting solely and directly from any of (x) the gross negligence or willful misconduct on the part of such Indemnified Party, as  determined by a court of competent jurisdiction in a final, non-appealable judgment, (y) the lack of creditworthiness of an Obligor or (z) the failure to collect amounts in respect of a Pool Receivable, to the extent such failure results from a discharge of the Obligor with respect thereto in a proceeding in respect of such Obligor under applicable bankruptcy laws or otherwise results from the Obligor’s financial inability to pay such amounts (all of the foregoing, other than those matters excluded pursuant to clauses (x), (y) and (z) above, being collectively referred to as “Indemnified Amounts”).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.01 applies, such indemnity shall be effective whether or not such investigation, litigation or other proceeding is brought by the Seller, any of its directors, security holders or creditors, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto.  Without limiting or being limited by the foregoing and whether or not any of the transactions contemplated hereby are consummated, the Seller shall pay pursuant to Sections 2.05 and 2.06 to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which relate to or result from, or which would not have occurred but for, one or more of the following:

(i)  any Receivable becoming a Pool Receivable which is not at the date of the transfer thereof hereunder an Eligible Receivable;

(ii)  any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any Seller Report, Weekly Report, Daily Report or other document delivered or to be delivered in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;

(iii)  the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract or any Related Security with respect thereto; or the failure of any Pool Receivable or the related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;

(iv)  the failure to vest in the Agent a first priority perfected ownership interest or security interest in each Receivable in, or purported to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim; or the failure of the Seller to have obtained a first priority perfected ownership interest in the Pool Receivables and the Related Security and Collections with respect thereto transferred or purported to be transferred to the Seller under the Sale Agreement, free and clear of any Adverse Claim;

(v)  the failure of the Seller to have filed, or any delay by the Seller in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable in, or purported to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time unless such failure results directly and solely from the Agent’s failure to take appropriate action;

(vi)  any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable in, or purported to be in, the Receivables Pool (including, without limitation, any defense based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

(vii)  any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations under any Contract;

(viii)  any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with subject matter of any Contract or out of or in connection with any transaction contemplated by this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or such Contract;

(ix)  the commingling by the Seller of Collections of Pool Receivables at any time with other funds;

(x)  any action or omission by the Seller, reducing or impairing the rights of any Owner under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Pool Receivable;

(xi)  any cancellation or modification of a Pool Receivable, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;

(xii)  any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or any Contract or the use of proceeds from any Purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable, the related Contract or Related Security;

(xiii)  the existence of any Adverse Claim against or with respect to any Pool Receivable, the related Contract or the Related Security or Collections with respect thereto;

(xiv)  any failure by the Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by the Seller in connection with any Receivable or the related Contract or any Related Security with respect thereto;

(xv)  any claim brought by any Person other than an Indemnified Party arising from any activity of the Seller in servicing, administering or collecting any Pool Receivable;

(xvi)  any failure by any Lock-Box Bank to comply with the terms of the Lock-Box Agreement to which it is a party; or

(xvii)  to the extent not covered by the foregoing clauses, the occurrence and continuance of any Event of Termination.

SECTION 10.02.     Servicer Indemnities.  The Servicer agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from any of the following:

(i)           reliance on any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to which it is a party or any Seller Report, Weekly Report, Daily Report or other document delivered or to be delivered in connection herewith or with any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)           the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, the Sale Agreement or any other Transaction Document to which it is party or with any applicable law, rule or regulation with respect to any Pool Receivable or the Related Security;

(iii)           the commingling by the Servicer of Collections with any other funds;

(iv)           any action or omission by the Servicer which reduces or impairs the rights of the Agent or any Owner with respect to any Pool Receivable or the value of any such Pool Receivable; and

(v)           any action taken or omitted by any Indemnified Party in good faith in reliance on any notice or other written communication in the form of an e-mail or a telecopy or facsimile purporting to be from the Servicer.

In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.02 applies, such indemnity shall be effective whether or not such investigation, litigation or other proceeding is brought by the Servicer, any of its directors, security holders or creditors, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.     Amendments, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Agent and the Majority Facility Agents and, in the case of any such amendment, the Seller and the Servicer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall

(a)  without the prior written consent of each Purchaser,

(i)  amend the definitions of “Canadian Dollar Receivable Limit”, “Canadian Receivable Limit”, “Eligible Receivable”, “Defaulted Receivable”, “Net Receivables Pool Balance”, “Required Net Receivables Pool Balance” or “Applicable Reserve” or increase the then existing Concentration Limit, or

(ii)  amend, modify or waive any provision of this Agreement in any way which would

(A)  reduce the amount of Capital or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof or change the order of application of Collections to the payment thereof, or

(B)  impair any rights expressly granted to a Purchaser or an Owner under this Agreement, or

(C)  reduce fees payable by the Seller to or for the account of the Purchasers hereunder or delay the dates on which such fees are payable, or

(D)  modify any provisions decreasing the Applicable Reserve, or

(iii)  agree to a different Alternative Rate pursuant to the definition of “Alternative Rate”, or

(iv)  amend or waive the Event of Termination contained in Section 7.01(g) relating to the bankruptcy of the Seller, the Servicer (if Crown (USA) or any of its Affiliates), the Parent Undertaking Parties or any Originator, or

(v)  change any Ownership Group Percentage, or the number of Owners or Purchasers, which shall be required for the Purchasers or any of them to take any action hereunder, or

(vi)  amend this Section 11.01, or

(vii)  extend the Commitment Termination Date, or

(viii)  amend or waive the Event of Termination contained in Section 7.01(h); or

(ix)  increase the amount of the Total Commitment or amend Section 2.01(a); and

(b)  without the consent of the applicable Alternate Purchaser, increase the Ownership Group Commitment of such Alternate Purchaser or subject such Alternate Purchaser to any additional obligations;

and provided, further, however, that the Agent shall not, without the prior written consent of the Majority Facility Agents, either (x) agree to any amendment or waiver of any provision of the Intercreditor Agreement or (y) consent to any departure from the Intercreditor Agreement by any party thereto.

Notwithstanding any other provision of this Agreement to the contrary, so long as Rabobank and Credit Agricole Corporate and Investment Bank New York Branch are parties to the Existing Credit Facilities, (i) effective upon the date of effectiveness of any amendment to Section 10.1(e) of the Existing Credit Facilities, Section 7.01(e)(ii) of this Agreement shall be deemed amended to the extent of such amendment to Section 10.1(e) and (ii) effective upon the date of effectiveness of any amendment to the definition of “Attributable Debt”, “Capital Stock”, “Capitalized Lease”, “Capitalized Lease Obligation”, “First Lien Notes”, “First Lien Notes Indenture”, “Guarantee Obligation”, “Hedging Agreement”, “Indebtedness”, “Material Indebtedness” or “Subsidiary” set forth in the Existing Credit Facilities, the analogous definition in Section 1.01 of this Agreement shall be deemed amended to the extent of such amendment to the Existing Credit Facilities.

Notwithstanding any other provision of this Agreement to the contrary, with respect to each Conduit Purchaser whose organizational documents require such confirmation from the Rating Agencies (as defined below), and each other Conduit Purchaser which requests such confirmation, and with respect to for any material amendment or modification of any material provisions hereof, written confirmation by each applicable Rating Agency shall be required at any time that the commercial paper of such Conduit Purchaser is being rated by one or more of Moody’s and S&P (each, a “Rating Agency”) that such amendment or modification will not result in a withdrawal or downgrading of the then-current rating of such commercial paper by such Rating Agency.  The related Facility Agent shall send, or shall cause to be sent, copies of all amendments, modifications or supplements to this Agreement to each Rating Agency then rating the commercial paper at the request of each such Conduit Purchaser, prior to the execution thereof by all parties thereto.

No failure on the part of any Owner or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  Without limiting the foregoing, each Facility Agent and Purchaser is hereby authorized by the Seller upon the occurrence and during the continuance of an Event of Termination, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Purchaser to or for the credit or the account of the Seller against any and all of the obligations of the Seller now or hereafter existing under this Agreement to such Purchaser or, if such Purchaser is Rabobank, to the Agent or any Affiliate thereof, irrespective of whether or not any formal demand shall have been made under this Agreement and although such obligations may be unmatured.  Each Purchaser agrees promptly to notify the Seller after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Purchaser under this Section 11.01 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Purchaser may have.

SECTION 11.02.     Notices; Effectiveness; Electronic Communications.

(a)  Generally.  Except as otherwise specifically provided herein (including clause (b) below with respect to electronic communications to the Agent or the Purchasers), all notices, consents and other  communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered United States mail or sent by telecopier as follows:

(i)  if to the Seller, the Servicer, the Agent or any initial Purchaser or Facility Agent, to such Person at its address or telecopier number, as the case may be, set forth on the signature pages to this Agreement; and

(ii)  if to a Purchaser or Facility Agent other than an initial Purchaser or Facility Agent, to such Person at its address or telecopier number, as the case may be, set forth in the Assignment and Acceptance pursuant to which it became a Purchaser or Facility Agent.

All notices sent by hand or overnight courier service, or mailed by certified or registered United States mail or sent by telecopier, shall be deemed to have been given when received; provided, however, that if such notice is received by any Person after the normal business hours of such Person, such notice shall be deemed delivered at the opening of business on the next Business Day for such Person.

(b)  Electronic Communications.

(i)  The Seller and the Servicer shall provide to the Agent all information, documents and other materials that the Seller or the Servicer is obligated to furnish to the Agent pursuant to this Agreement and the other Transaction Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) is delivered pursuant to Article II, (B) provides notice of any Event of Termination or Potential Event of Termination or (C) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Purchase (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to naconduit@rabobank.com or such other electronic mail address as the Agent shall identify to the Seller and the Servicer.  In addition, the Seller and the Servicer shall continue to provide the Communications to the Agent in the manner specified in this Agreement but only to the extent requested by the Agent.  Nothing in this Section 11.02(b) shall prejudice the right of the Agent to give any notice or other communication pursuant hereto or to any other Transaction Document in any other manner specified herein or therein.

(ii)  The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth in subclause (i) above shall constitute effective delivery of the Communications to the Agent for purposes of each Transaction Document. Each Purchaser agrees (A) to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Purchaser to which the foregoing notices may be sent by electronic transmission and (B) that the foregoing notices may be sent to such e-mail address.

(iii)  Each party hereto agrees that any electronic communication referred to in this clause (b) shall be deemed delivered upon the posting of a record of such Communication as “sent” in the e-mail system of the sending party or, in the case of any such Communication to the Agent, upon the posting of a record of such Communication as “received” in the e-mail system of the Agent; provided, however, that if such Communication is received by the Agent after the normal business hours of the Agent, such Communication shall be deemed delivered at the opening of business on the next Business Day for the Agent.

(iv)  This clause (b) shall terminate on the date that no Agent Party is the Agent under this Agreement.

(c)  Change of Address, Etc.  Any party hereto may change its mailing address, telephone number, telecopier number or e-mail address for notices and other communications hereunder and under the other Transaction Documents by notice to the other parties hereto.

SECTION 11.03.     Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Seller, Crown (USA), the Agent, the Facility Agents, and each Owner and their respective successors and assigns, except that neither the Seller nor Crown (USA) shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.  This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as no Capital shall be outstanding; provided, however, that rights and remedies with respect to the provisions of Sections 2.10, 2.11, 2.12, 10.01, 11.04, 11.05 and 11.06 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.04.     Costs and Expenses.  The Seller agrees to pay, upon receipt of a written invoice, all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of, and searches and filings in respect of, this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the fees payable by any Conduit Purchaser to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that the purchase by such Conduit Purchaser of Receivables hereunder on the Closing Date will not result in a reduction or withdrawal of the rating of its Commercial Paper and the reasonable fees and disbursements of (i) counsel for the Agent with respect thereto and advising the Agent as to its rights and remedies hereunder and (ii) internal and external auditors.  The Seller further agrees to pay pursuant to Sections 2.05 and 2.06 all costs and expenses, if any (including, without limitation, reasonable counsel fees and disbursements), of each Owner, each Facility Agent, the Agent or any Affiliate thereof, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered in connection herewith or therewith.

SECTION 11.05.     Confidentiality.  Except as otherwise required by applicable law, each of the parties hereto agrees to maintain the confidentiality of this Agreement, the Sale Agreement, the Parent Undertaking, the Consent and Agreement, the Fee Letter (and all drafts thereof) and all non-public information delivered in connection herewith in communications with third parties and otherwise; provided that this Agreement, the Sale Agreement, the Parent Undertaking, the Consent and Agreement, the Fee Letter and such information may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written confidentiality agreement in form and substance substantially identical to this Section 11.05, (ii) to the Seller’s, the Agent’s, each Facility Agent’s and each Owner’s legal counsel, accountants, auditors and other advisors if they agree to hold it confidential, (iii) to any nationally recognized rating agency, (iv) to bank examiners and other governmental authorities that have regulatory powers in respect of the Agent, any Facility Agent or any Purchaser to the extent required by such bank examiners or governmental authorities and (v) pursuant to court order or subpoena; provided, however, that each of the parties hereto agrees that the disclosure of this Agreement, the Sale Agreement, the Parent Undertaking, the Consent and Agreement, the Fee Letter or other information required to be made by or pursuant to court order or subpoena will not be made until the other parties hereto have been notified at least five Business Days in advance of any such disclosure, unless such notification is prohibited by applicable law or such court order or subpoena.

Notwithstanding any other provision herein, each party hereto (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the US tax treatment and US tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such US tax treatment and US tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws and provided that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.

SECTION 11.06.     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 11.07.     Jurisdiction, Etc.

(a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto hereby agrees that service of process in any such action or proceeding may be effected by mailing a summons and complaint to it at its address specified in accordance with Section 11.02 by registered mail, return receipt requested, or in any other manner permitted by applicable law.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

(b)  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or Federal court of the United States of America sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 11.08.     Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 11.09.     Intent of the Parties.

(a)  It is the intention of the parties hereto that each Purchase and reinvestment shall convey to each Owner, to the extent of its Receivable Interests, an undivided ownership interest in the Pool Receivables and the Related Security and Collections in respect thereof and that such transaction shall constitute a purchase and sale and not a secured loan for all purposes other than for federal income tax purposes.  If, notwithstanding such intention, the conveyance of the Receivable Interests from the Seller to the Agent shall ever be recharacterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent, and hereby grants to the Agent, a duly perfected first priority security interest in all of the Seller’s right, title and interest in, to and under the Receivables and the Related Security and Collections in respect thereof, free and clear of Adverse Claims, to secure the prompt and complete payment of the amounts due to the Agent, the Facility Agents and the Purchasers hereunder.  In addition to the Pool Receivables acquired by the Agent (on behalf of the Purchasers) pursuant hereto, the Seller hereby grants to the Agent for the ratable benefit of the Purchasers a duly perfected first priority security interest in all of Seller’s right, title and interest in, to and under each Lock-Box Account and all agreements related thereto and all other assets in which the Agent on behalf of the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement to secure the prompt and complete payment of the amounts due to the Agent, the Facility Agents and the Purchasers hereunder.  The Agent shall have, in addition to the rights and remedies that it or any Facility Agent or Purchaser may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.  Seller hereby authorizes the Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Facility Agents and the Purchasers, to file, without the signature of Seller or any Originator, as debtors, the UCC financing statements contemplated herein and under the Sale Agreement.

(b)  In connection with Seller’s assignment of its right, title and interest in, to and under the Sale Agreement to the Agent hereunder, Seller agrees that the Agent shall have the right to enforce Seller’s rights and remedies under the Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Facility Agent or any of its or their respective Affiliates to perform any of the obligations of Seller under the Sale Agreement.  To the extent that Seller enforces Seller’s rights and remedies under the Sale Agreement, from and after the occurrence of an Event of Termination, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by Seller.  Without limiting the generality of the foregoing, Seller shall not consent to the eligibility of Excluded Receivables without the prior consent of the Agent (acting at the direction of the Majority Facility Agents).

(c)  This Agreement and the transactions contemplated hereby have been structured with the intention (the “Intended Tax Characterization”) that they be treated as a financing transaction for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by income.  Seller, the Facility Agents, the Purchasers and the Agent agree to treat and report such investment or other interests in the Pool Receivables as indebtedness for U.S. federal and state income tax purposes.  The parties hereto hereby agree that, except as required by law, they will not file any tax returns or take any other position for any tax purpose that is inconsistent with such Intended Tax Characterization.

(d)  Each of the parties hereto further expressly acknowledges and agrees that the Commitments of the Alternate Purchasers hereunder, regardless of the intended true sale nature of the overall transaction, are financial accommodations (within the meaning of Section 365(c)(2) of the Bankruptcy Code) to or for the benefit of Seller.

SECTION 11.10.     Entire Agreement.  This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

SECTION 11.11.     Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.12.      Limitation of Liability.  NO CLAIM MAY BE MADE BY THE SELLER, THE SERVICER, ANY PURCHASER, ANY FACILITY AGENT, THE AGENT OR ANY OTHER PERSON AGAINST THE AGENT, ANY FACILITY AGENT, OR ANY PURCHASER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE SELLER, THE SERVICER, EACH PURCHASER, EACH FACILITY AGENT AND THE  AGENT HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

SECTION 11.13.     Judgment Currency.

(a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) to another currency (the “Other Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Spot Rate on the second Business Day preceding that on which judgment is given.

(b)  The obligation of the Seller or the Servicer, as the case may be, in respect of any sum due in the Original Currency from it to any Purchaser, any Facility Agent or the Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Purchaser or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Purchaser, such Facility Agent or the Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Purchaser, such Facility Agent or the Agent (as the case may be) in the Original Currency, the Seller or the Servicer, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser, such Facility Agent or the Agent (as the case may be) against any loss resulting from such purchase or from the inability to effect such purchase, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Purchaser or the Agent (as the case may be) in the Original Currency, such Purchaser, such Facility Agent or the Agent (as the case may be) agrees to remit to the Seller or the Servicer, as the case may be, such excess.

(c)  For purposes of this Section 11.13, “Spot Rate” means, as of any date of determination with respect to the conversion of an amount in the Original Currency to an Other Currency, the rate of exchange quoted by the Agent’s principal office in New York City prior to 4:00 p.m. (New York City time) on such date of determination to prime banks in New York, New York (or the other applicable market), as appropriate, for the spot purchase in the foreign exchange market of such city of such amount of the Original Currency with such Other Currency.

SECTION 11.14.     Waiver of Jury Trial.  Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Transaction Documents, the Purchases or the actions of the Agent or any Indemnified Party in the  negotiation, administration, performance or enforcement hereof or thereof.

SECTION 11.15.     Limitation on Activities in Canada.  This Section 11.15 shall not confer on the Servicer or any Person to whom the Servicer delegates any of its responsibilities hereunder any greater authority than is given by Section 6.02.  Notwithstanding anything to the contrary contained herein (but except as otherwise provided in this Section 11.15), the Servicer (and each Person to whom the Servicer delegates any of its responsibilities hereunder) shall not (and has no authority to) delegate to any Person who is not located outside Canada (a “Canadian”) the authority to, or permit any such Person to, enter into contracts or other agreements in the name of the Agent, the Seller, any of the Facility Agents or any of the Purchasers; and the Servicer (or any such delegatee) is not permitted to (nor has authority to) establish an office or other fixed place of business of the Agent, the Seller, any of the Facility Agents or any of the Purchasers in Canada.  To the extent any responsibilities of any Canadian to whom the Servicer has delegated responsibilities hereunder involve or require such Person to enter into a contract or other agreement in the name of the Agent, the Seller, any of the Facility Agents or any of the Purchasers, such servicing responsibility shall be fulfilled solely by, or upon specific approval of, the Servicer, and such Person is authorized to take such action or give such approval, but only from a place of business outside Canada, and such Person may not delegate such responsibility except upon consent of the Agent.  Nonetheless, a Canadian may engage in discussions with any Obligor regarding such matters and negotiate the terms of any such arrangement subject to the understanding that final approval of any such arrangement referred to in the preceding two sentences may only be made by, or upon specific approval of, a Person located outside Canada and authorized hereunder in accordance with the foregoing and any such arrangement so negotiated by a Canadian shall not be binding until such final approval is so provided by such other Person.  For purposes hereof, but without limitation, a Person shall not be considered to be located outside of Canada if such Person is a resident of Canada for purposes of the Income Tax Act (Canada) or has a permanent establishment in Canada for purposes of the Canada - US Income Tax Convention.  The parties hereto confirm that the Servicer has (and is entitled to have) provided specific approval to the Canadian Originator, and the Servicer may give similar approval to any other Canadian that the Servicer delegates to in the future, to take the actions described in Schedule VII hereto, subject to the right of the Servicer to revoke in writing all of part of such specific approvals.

SECTION 11.16.     Payments Set Aside.  To the extent that the Seller or any Obligor makes a payment to an Owner or an Owner exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, such Obligor, a trustee, a receiver or any other Person under any law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.  The provisions of this Section 11.16 shall survive the termination of this Agreement.

SECTION 11.17.     No Petition.

(a)  Each party hereto agrees not, prior to the date which is one (1) year and one (1) day after the payment in full of the Capital and Yield and all other amounts due to the Purchasers, Facility Agents and Agent hereunder, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause the Seller to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against the Seller under any federal or state bankruptcy insolvency or similar law (including the Federal bankruptcy code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Seller, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of the Seller.

(b)  Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Purchaser to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against such Conduit Purchaser under any federal or state bankruptcy insolvency or similar law (including the Federal bankruptcy code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Purchaser, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of such Conduit Purchaser.

(c) The provisions of this Section 11.17 shall survive the termination of this Agreement.

SECTION 11.18.     No Recourse.  The obligations of each Conduit Purchaser under this Agreement shall be payable solely out of the funds of such Conduit Purchaser available for such purpose and shall be solely the corporate obligations of such Conduit Purchaser.  No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Facility Agent, or the Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing.

SECTION 11.19.     Rabobank Conflict Waiver.  Rabobank acts as Agent and as the Facility Agent and Alternate Purchaser for Nieuw Amsterdam, as issuing and paying agent for Nieuw Amsterdam’s Commercial Paper, and as a Conduit Support Provider for Nieuw Amsterdam, and may provide other services or facilities to Nieuw Amsterdam from time to time (the “Rabobank Roles”).  Without limiting the generality of Section 8.05, each of the parties hereto hereby acknowledges and consents to any and all Rabobank Roles, waives any objections it may have to any actual or potential conflicts of interest caused by Rabobank’s acting as the Agent, as an Alternate Purchaser or as a Conduit Support Provider with respect to Nieuw Amsterdam and acting as or maintaining any of the Rabobank Roles, and agrees that in connection with any Rabobank Role, Rabobank may take, or refrain from taking, any action which it in its discretion deems appropriate.

SECTION 11.20.     Survival; Termination.  All representations and warranties of the Seller and the Servicer contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by any Owner, any Facility Agent or the Agent, the purchase, repurchase or payment of any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 11.01 hereof).  The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Article V hereof) shall continue in full force and effect until the all amounts due to the Owners, the Facility Agents and the Agent have been paid in full; and provided further, that the covenants contained Section 11.16 or Section 11.17 and other covenants and agreements contained herein which, as stated herein, shall survive the termination of this Agreement and shall continue in full force and effect notwithstanding the occurrence of such date.

IN WITNESS WHEREOF, the parties have caused this amended and restated Agreement to be executed by their respective officers thereunto duly authorized, as of the date above written.

CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION

By:	/s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

5301 Limestone Road, Suite #221
Wilmington, DE 19808
Attention: Donna Ekbe
Telephone No.:(302) 234-7946
Telecopier No.:(302) 234-7665

With a copy to:

One Crown Way Philadelphia, PA 19154 Attention: Michael B. Burns Telephone No.: (215) 698-5100 Telecopier No.: (215) 676-6011

[Signature Pages to Receivables Purchase Agreement]

CROWN CORK & SEAL USA, INC.,
as Servicer

By:	/s/ Michael B. Burns
Name: Michael B. Burns
Title: Vice President & Treasurer

One Crown Way
Philadelphia, PA 19154
Attention: Michael B Burns
Telephone No.: (215) 698-5100
Telecopier No.: (215) 676-6011

[Signature Pages to Receivables Purchase Agreement]

AGENT

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Agent

By:	/s/ Stephen G. Adams
Stephen G. Adams
Executive Director

By:	/s/ Brett Delfino
Brett Delfino
Executive Director

245 Park Avenue, 37th Floor
New York, NY 10167

Attention: Transaction Management Team
Facsimile No.: (914) 287-2254 Confirmation No.: (212) 808-6806 Email: tmteam@rabobank.com

[Signature Pages to Receivables Purchase Agreement]

INITIAL PURCHASERS AND FACILITY AGENT

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Alternate Purchaser and Nieuw Amsterdam Facility Agent

By:	/s/ Stephen G. Adams
Stephen G. Adams
Executive Director

By:	/s/ Brett Delfino
Brett Delfino
Executive Director

245 Park Avenue, 37th floor
New York, New York 10167

Attention: Transaction Management Team Facsimile No.: (914) 287-2254 Confirmation No.: (212) 808-6806 Email: tmteam@rabobank.com

[Signature Pages to Receivables Purchase Agreement]

NIEUW AMSTERDAM RECEIVABLES CORPORATION, as Conduit Purchaser

By:	/s/ Damian A. Perez
Name: Damian A. Perez
Title: Vice President

c/o Global Securitization Services, LLC
445 Broad Hollow Road
Melville, New York 11747

Attention: Tony Wong Tel: (631) 930-7207 Fax: (212) 302-8767 Email: twong@gssnyc.com

With a copy to:

Rabobank Nederland, New York
Branch, as Administrator
245 Park Avenue, 37th floor
New York, New York 10167
Attention: Transaction Management Team
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 808-6806
Email:  tmteam@rabobank.com

[Signature Pages to Receivables Purchase Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as Alternate Purchaser and Atlantic Facility Agent

By:	/s/ Konstantina Kourmpetis
Konstantina Kourmpetis
Managing Director

By:	/s/ Richard McBride
Richard McBride
Director

1301 Avenue of the Americas
New York, New York 10019
Attention: DCM Securitization Facsimile No.: (917) 849-5584 Confirmation No.: (212) 261-3996 Email:

ATLANTIC ASSET SECURITIZATION LLC, as Conduit Purchaser
By:	Credit Agricole Corporate and Investment Bank New York Branch, as attorney-in-fact

By:	/s/ Konstantina Kourmpetis
Konstantina Kourmpetis
Managing Director

By:	/s/ Richard McBride
Richard McBride
Director

c/o Credit Agricole Corporate and Investment Bank New York Branch
1301 Avenue of the Americas
New York, New York 10019
Attention: DCM Securitization Facsimile No.: (917) 849-5584 Confirmation No.: (212) 261-3996 Email:

[Signature Pages to Receivables Purchase Agreement]

EXHIBIT A

ASSIGNMENT

Dated as of __________, ____

Reference is made to the Receivables Purchase Agreement dated as of March 9, 2010 (the "Agreement") among CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION (the "Seller"), CROWN CORK & SEAL USA, INC. ("Crown USA"), as the Servicer, the banks and other financial institutions party thereto as Purchasers and Facility Agents thereunder, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent (the "Agent"). Terms defined in the Agreement are used herein as therein defined.

______________________ (the "Assignor") and _______________________ (the "Assignee") agree as follows:

1. In consideration of the payment of $__________, being the existing [aggregate] Capital of the Receivable Interest[s] referred to below, and of $__________, being the [aggregate] unpaid accrued Yield for such Receivable Interest[s], receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, [a __% interest in] all of the Assignor's right, title and interest in and to the Receivable Interest[s] purchased by the Assignor [in [a] Purchase[s]] [pursuant to [an] Assignment and Acceptance[s]] on ___________________, ____, [_______________, ____, [etc.]] under the Agreement.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of [the interest in] the Receivable Interest[s] being assigned by it hereunder and that [such interest in] such Receivable Interest[s] are free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created under the Agreement or the Sale Agreement; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or any Parent Undertaking Party or the performance or observance by the Seller or any Originator or any Parent Undertaking Party of any of its obligations under the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received copies of the Agreement and the other Transaction Documents, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and purchase such Receivable Interest[s]; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant thereto; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) appoints as its agent the Servicer from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts.

A-1

4. Following the execution of this Assignment by the Assignor and the Assignee, it will be delivered to the Agent. The effective date of this Assignment shall be the date above specified (the "Effective Date").

5. As of the Effective Date, (i) the Assignee shall be and become the Owner of the Receivable Interest[s] referred to herein for all purposes of the Agreement and (ii) the Assignor shall relinquish its rights with respect to such Receivable Interest[s] for all purposes of the Agreement.

6. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and delivered by their respective duly authorized officers or agents as of the date first written above.

[NAME OF ASSIGNOR]

By: _________________
Title:

[NAME OF ASSIGNEE]

By: _________________
Title:

A-2

{

EXHIBIT B

ASSIGNMENT AND ACCEPTANCE

Dated as of __________, ____

Reference is made to the Receivables Purchase Agreement dated as of March 9, 2010 (as it may from time to time be amended, supplemented or otherwise modified, the "Agreement"), among CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION (the "Seller"), CROWN CORK & SEAL USA, INC. ("Crown USA"), as the Servicer, the banks and other financial institutions party thereto as Purchasers and Facility Agents thereunder, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, New York Branch, as administrative agent (the "Agent") for the Purchasers and the other Owners. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

__________ (the "Assignor") and __________ (the "Assignee") agree as follows:

7. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [a _____% interest in and to] (i) all of the Assignor's rights and obligations under the Agreement as of the date hereof (including, without limitation, its Commitment to make Purchases and its obligation to make reinvestments of its interest in Collections of Pool Receivables from time to time thereunder) and (ii) its right, title and interest in the existing Receivable Interests owned by it, with the effect that the Assignee shall have a Commitment under the Agreement on and as of the date hereof of $__________.

8. In consideration of the payment of $_______________, being [___% of] the existing [aggregate] Capital attributable to the Assignor's right, title and interest in the Receivable Interest[s] referred to below, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Assignee, and the Assignee hereby purchases from the Assignor, [a ___% interest in and to] all of the Assignor's right, title and interest in and to the Receivable Interest[s] purchased by the Assignor [in [a] Purchase[s]] [pursuant to [an] Assignment and Acceptance[s]] on __________, ____, [__________, ____, [etc.]] under the Agreement.

9. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest in the Receivable Interest[s] being assigned by it hereunder and that such interest in such Receivable Interest[s] are free and clear of any Adverse Claim created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other Transaction Document or any such other instrument or document furnished pursuant thereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created under the Agreement or under the Sale Agreement; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or any Parent Undertaking Party or the performance or observance by the Seller or any Originator or any Parent Undertaking Party of any of its obligations under the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto.

10. The Assignee (i) confirms that it has received a copy of the Agreement and the other Transaction Documents together with such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Assignment and Acceptance and to purchase its interest in and to the Assignor's right, title and interest in such Receivable Interest[s] being purchased by it hereunder; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any former Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant thereto; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) appoints as its agent the Servicer from time to time designated pursuant to Section 6.01 of the Agreement to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Purchaser; (vi) confirms that it is an Eligible Assignee under and as defined in the Agreement; and (vii) specifies as its address and telecopier number for notices the office and telecopier number set forth beneath its name on the signature pages hereof.

11. Following the execution of this Assignment and Acceptance, the parties hereto shall promptly deliver such Assignment and Acceptance to the Agent for acceptance and recording by the Agent and to each of the Seller and the Servicer. The effective date for this Assignment and Acceptance shall be the later of (i) the date the Agent receives this Assignment and Acceptance executed by the parties hereto including the Consent to Assignment attached hereto as Annex I executed by the Seller and (ii) the date of this Assignment and Acceptance (the "Effective Date").

12. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Purchaser thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

13. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of Capital, Yield and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

14. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[NAME OF ASSIGNOR]

By:  _________________
Title:

[NAME OF ASSIGNEE]

By:  _________________________________
Title:

[Address and telecopier number]

Attention of: ______________________

Accepted this ___ day
of ________, _____

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, New York Branch.,
as Agent

By:

Title:

By:

Title

ANNEX I TO

ASSIGNMENT AND ACCEPTANCE

CONSENT TO ASSIGNMENT

                               _________, ___

Coöperatieve Centrale Raiffeisen-
Boerenleenbank B.A., “Rabobank Nederland”,
New York Branch
245 Park Avenue, 37th Floor
New York, New York  10167
Attention: [             ]

Reference is made to the Receivables Purchase Agreement dated as of March 9, 2010 (said Agreement, as it may from time to time be amended, supplemented or otherwise modified, being the "Agreement"), among CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION (the "Seller"), CROWN CORK & SEAL USA, INC., as the Servicer, the banks and other financial institutions party thereto as Purchasers and Facility Agents thereunder and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, New York Branch, as administrative agent (the "Agent") for the Purchasers and the other Owners.  Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

The undersigned hereby consents to the execution, delivery and performance of the foregoing Assignment and Acceptance by the Assignor and the Assignee as defined therein on the terms and conditions specified therein and agrees that such Assignee is an Eligible Assignee under and as defined in the Agreement.

CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION

By:

 Name:
 Title:

Agreed as of the date
first above written:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, New York Branch., as Agent

By:

Title:

By:

Title:

Exhibit C
Form of Certificate
See Closing Agenda Item 4

C-1

Exhibit D-1
Form of Seller Report
See Attachment

Exhibit D-2
Form of Weekly Report
See Attachment

Exhibit D-3
Form of Daily Report
See Attachment

Exhibit E
Form of U.S./Canadian Control Agreement
See Closing Agenda Item 6(c)

E-1

Exhibit F
Form of Consent and Agreement
See Closing Agenda Item 7

E-2

Exhibit G
List of Closing Documents

See Attachment

G-1

Exhibit H
Form of Parent Undertaking
See Closing Agenda Item 3

H-1

EXHIBIT I.

FORM OF NOTICE OF PURCHASE

Dated as of __________, ____

[Each Facility Agent]

[Address of each Facility Agent]

Ladies and Gentlemen:

The undersigned, CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION, refers to the Receivables Purchase Agreement dated as of March 9, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the undersigned as the Seller, CROWN CORK & SEAL USA, INC., as the Servicer, the banks and other financial institutions party thereto as Purchasers and Facility Agents thereunder and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH., as administrative agent (the "Agent") for the Purchasers and the other Owners. Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement are used herein as therein defined.

The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Receivables Purchase Agreement that the undersigned hereby requests a Purchase of Receivable Interests under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Purchase of Receivable Interests (the "Proposed Purchase") as required by Section 2.02(a) of the Receivables Purchase Agreement:

(i)	The requested aggregate amount of such Proposed Purchase:	$________
(ii)	The portion of such Proposed Purchase to be paid by each Ownership Group:	Percentage	Amount
	Nieuw Amsterdam Ownership Group	____%	$________
	Atlantic Ownership Group	____%	$________
	[Other Ownership Group]	____%	$________
(iii)	The requested Business Day of such Proposed Purchase:	_________ __, 20[ ]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase:

I-1

(A)           the representations and warranties contained in Section 4.01 of the Receivables Purchase Agreement, in Section 3.01 of the Sale Agreement and in Section 5 of the Parent Undertaking are correct in all material respects on and as of the date hereof, before and after giving effect to the Proposed Purchase and to the application of the proceeds therefrom, as though made on and as of the date hereof, other than any such representations and warranties that, by their terms, refer to a specific date other than the date of this Notice of Purchase or the date of the Proposed Purchase, in which case as of such other dates; and

(B)           no event has occurred and is continuing, or would result from the Proposed Purchase or from the application of the proceeds therefrom, which constitutes an Event of Termination or a Potential Event of Termination.

Delivery of an executed counterpart of this Notice of Purchase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Purchase.

Very truly yours,

CROWN CORK & SEAL RECEIVABLES

(DE) CORPORATION

By __________________________________

      Name:

      Title:

cc:	Coöperatieve Centrale Raiffeisen-

Boerenleenbank B.A., “Rabobank Nederland”,

New York Branch, as Agent

245 Park Avenue, 37th Floor

New York, New York 10167

Attention: ___________________

I-2